                                                                     EXHIBIT 2.1

                            STOCK PURCHASE AGREEMENT

                                     among

                              T/SF INVESTMENT CO.

                                      and

                                THE SHAREHOLDERS

                                       of

                                CORSEARCH, INC.



                                August 15, 1996

                            STOCK PURCHASE AGREEMENT


     STOCK PURCHASE AGREEMENT, dated as of August 15, 1996 (the "Stock Purchase Agreement"), by and among T/SF INVESTMENT CO., a Delaware corporation ("Purchaser"), and the shareholders of CORSEARCH, INC., a Delaware corporation (the "Company"), each of whom is listed on Schedule 1 hereto (each, a
                                           ----------
"Shareholder," and collectively, the "Shareholders"). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in Section 1.1 hereof.

                             W I T N E S S E T H :
                             ===================

     WHEREAS, the Shareholders own 120,070.25 of the issued and outstanding shares of the common stock, $0.01 par value per share, of the Company (the "Shares"); each Shareholder owning, as of the date hereof, the number of Shares set forth opposite such Shareholder's name on Schedule 1 hereto;
                                              ----------

     WHEREAS, Purchaser desires to purchase the Shares from the Shareholders and each of the Shareholders desires to sell such Shareholder's Shares to Purchaser, all upon the terms and subject to the conditions set forth in this Stock Purchase Agreement;

     NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.    Certain Definitions.
           --------------------

     1.1   Defined Terms.  As used in this Stock Purchase Agreement,
           -------------
the following terms shall have the meanings ascribed to such terms in this
Section 1.1 (terms defined in the singular to have the correlative meaning in the plural and vice versa):

     "Account Deficit" shall have the meaning ascribed to such term in Section 2.2(e)(ii)(D)2 of this Stock Purchase Agreement.

     "Affiliate" of any Person shall mean any entity which, directly or indirectly, controls or is controlled by that Person, or is under common control with that Person. For the purposes of this definition, "control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such person, whether through the ownership of voting securities or by contract or otherwise.

     "AGR" shall have the meaning ascribed to such term in Section 2.2(e)(i)(A) hereof.

     "Approved Services" shall have the meaning ascribed to such term in Section 2.2(e)(ii)(E) of this Stock Purchase Agreement.

     "Audited Financial Statements" shall mean the audited balance sheet of the Company as of December 31, 1995 and the related statements of income and changes in financial position for the fiscal year ended December 31, 1995, including the footnotes thereto, and the audit report thereon by Arthur Andersen, LLP, independent certified public accountants.

     "Balance Sheet" shall mean the balance sheet included with the Interim Financial Statements.

     "Balance Sheet Date" shall mean June 30, 1996, which is the date of the Balance Sheet.

     "Base Price Promissory Notes" shall mean, together, (i) the Robert Capshaw Base Price Promissory Note, (ii) the Robert Frank Base Price Promissory Note,
(iii) the Micah Frank Base Price Promissory Note and (iv) the Dakota Frank Base Price Promissory Note.

     "Business Day" shall mean any day that is not a Saturday or a Sunday or a day on which banks located in New York City are authorized or required to be closed.

     "Cash Purchase Price" shall mean an amount equal to the aggregate of (i) the Non-Management Shareholders Purchase Price, (ii) the Frank Cash Purchase Price and (iii) the Robert Capshaw Cash Purchase Price.

     "Citibank Cash Purchase Price Account" shall have the meaning ascribed to such term in Section 2.2(a)(ii) of this Stock Purchase Agreement.

     "Citibank Loan" shall mean that certain Term Promissory Note, dated December 27, 1994, in the original principal amount of $300,000, executed by the Company, in favor of Citibank, N.A., together with all documents executed in connection therewith or related thereto.

     "Citibank Prime Rate" shall mean the prime rate as publicly announced from time to time in New York, New York by Citibank, N.A.

     "Closing" shall have the meaning ascribed to such term in Section 3.1 of this Stock Purchase Agreement.

     "Closing Date" shall have the meaning ascribed to such term in Section 3.1 of this Stock Purchase Agreement.

     "Closing Date Balance Sheet" shall have the meaning ascribed to such term in Section 2.2(b)(i) of this Stock Purchase Agreement.

     "Code" shall mean the Internal Revenue Code of 1986, as amended.

     "Company" shall have the meaning ascribed to such term in the introductory paragraph to this Stock Purchase Agreement.

     "Company Account" shall have the meaning ascribed to such term in Section 2.2(e)(ii)(D)2 of this Stock Purchase Agreement.

     "Contingent Consideration" shall have the meaning ascribed to such term in
Section 2.2(e)(i)(A) of this Stock Purchase Agreement.

     "Contingent Price Promissory Notes" shall mean, together, (i) the Robert Capshaw Contingent Price Promissory Note, (ii) the Robert Frank Contingent Price Promissory Note, (iii) the Micah Frank Contingent Price Promissory Note and (iv) the Dakota Frank Contingent Price Promissory Note; each in the form attached as Exhibit D hereto.
- ---------

     "Corsearch Special Bonus Plan" shall mean the Corsearch Special Bonus Plan, established by the Board of Directors of the Company on August 15, 1996, in the form attached as Exhibit F to this Stock Purchase Agreement.
                 ---------

     "Dakota Frank Base Price Promissory Note" shall mean that certain Base Price Promissory Note, dated the date hereof, by the Purchaser, in favor of Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, in the initial principal amount of $99,653.98, in the form attached as Exhibit E hereto.
- ---------

     "Dakota Frank Cash Purchase Price" shall mean the Dakota Frank Preliminary Cash Purchase Price, as adjusted in accordance with Section 2.2(c) hereof.

     "Dakota Frank Contingent Price Promissory Note" shall mean the Contingent Price Promissory Note, to be issued by Purchaser if the Contingent Consideration is earned, in favor of Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, in the initial principal amount determined pursuant to the provisions of Section 2.2(e)(i)(C)(ii) hereof, in the form of Exhibit D
                                                                     ---------
hereto.

     "Dakota Frank Preliminary Cash Purchase Price" shall have the meaning ascribed to such term in Section 2.2(a)(v) of this Stock Purchase Agreement.

     "Defense" shall have the meaning ascribed to such term in Section 9.5 of this Stock Purchase Agreement.

     "Employment Agreements" shall mean the Robert Capshaw Employment Agreement and the Frank Employment Agreement.

     "Encumbrance" shall mean any security interest, mortgage, lien, encumbrance, charge, adverse claim or restriction of any kind, including, but not limited to, any restriction on the use, voting, transfer, receipt of income or other exercise of any attribute of ownership.

     "Environmental Laws" shall mean any federal, state or local law, statute, ordinance, regulation, rule, permit or administrative order relating to pollution or the protection of human health and environment, to the emission, discharge, release or threatened release of Hazardous Substances, or to the use, handling, generation, treatment, storage, disposal, or transportation of Hazardous Substances.

     "Equity Security" shall mean any stock or similar security, certificate of interest or participation in any profit sharing agreement, preorganization certificate or subscription, transferable share, voting trust certificate or certificate of deposit for any equity security, limited partnership interest, interest in a joint venture, or certificate of interest in a business trust; or any general partnership interest or any other direct or indirect equity or ownership interest in any business or right to acquire any such interest; or any security convertible, with or without consideration, into such a security, or carrying any warrant or right to subscribe to or purchase such a security; or any such warrant or right.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

     "Escrow Agent" shall have the meaning ascribed to such term in Section 9.7(b)(ii) of this Stock Purchase Agreement.

     "Excess Capital Expenditure" shall have the meaning ascribed to such term in Section 2.2(e)(ii)(C) of this Stock Purchase Agreement.

     "Excluded Assets" shall mean (i) cash and cash equivalents held by the Company as of the Business Day prior to the Closing Date and (ii) the Greenwich Stock.

     "Existing E&O Policy" shall have the meaning ascribed to such term in
Section 8.3(b) of this Stock Purchase Agreement.

     "Frank Preliminary Cash Purchase Price" shall mean, together, the Robert Frank Preliminary Cash Purchase Price, the Dakota Frank Preliminary Cash Purchase Price and the Micah Frank Preliminary Cash Purchase Price.

     "Frank Cash Purchase Price" shall mean, together, the Robert Frank Cash Purchase Price, the Micah Frank Cash Purchase Price and the Dakota Frank Cash Purchase Price.

     "Frank Employment Agreement" shall mean that certain Employment Agreement, dated the date hereof, between Robert Frank and the Company.

     "GAAP" shall mean generally accepted accounting principles in the United States.

     "Governmental Body" shall mean any domestic or foreign national, state, multi-state or municipal or other local government, any subdivision, agency, commission or authority thereof, or any quasi-governmental or private body exercising any regulatory or taxing authority thereunder.

     "Greenwich Stock" shall mean, at any time, all of the shares of the capital stock of Greenwich Entertainment Group, Inc. held by the Company at such time.

     "Hazardous Substance" shall include any waste, substance or material that is defined or regulated as hazardous or forms the basis for liability under the Environmental Laws and includes petroleum or any fraction thereof, asbestos or asbestos containing material, and polychlorinated biphenyls.

     "Income Taxes" shall mean (a) foreign, federal, state or local income or franchise taxes, together with any interest or penalties or additions to tax imposed with respect thereto, and (b) any obligations under any agreements or arrangements with respect to any Income Taxes described in clause (a) above.

     "Income Tax Returns" shall mean foreign, federal, state or local Tax Returns required to be filed with any Taxing Authority that include the Company that pertain to Income Taxes.

     "Indemnification Matter" shall have the meaning ascribed to such term in
Section 9.4 of this Stock Purchase Agreement.

     "Indemnification Notice"  shall have the meaning ascribed to such term in
Section 9.4 of this Stock Purchase Agreement.

     "Indemnitee" shall have the meaning ascribed to such term in Section 9.4 of this Stock Purchase Agreement.

     "Indemnitor" shall have the meaning ascribed to such term in Section 9.4 of this Stock Purchase Agreement.

     "Indemnity Escrow Agreement" shall mean the Indemnity Escrow Agreement to be entered into at the Closing, among the Non-Management Shareholders, Purchaser and the Escrow Agent, pursuant to Section 9.7(b)(ii) of this Stock Purchase Agreement, in substantially the form attached as Exhibit C hereto.
                                                 ---------

     "Indemnity Escrow Deposit" shall have the meaning ascribed to such term in
Section 9.7(b)(ii) of this Stock Purchase Agreement.

     "Intangible Property" shall mean all patents, trademarks, copyrights, service marks, tradenames, trade secrets, know-how, software, technical information, data and process technology of the Company, all applications for any of the foregoing, and all permits, grants, franchises and licenses and other rights running to or from the Company relating to any of the foregoing.

     "Interim Financial Statements" shall mean the unaudited balance sheet of the Company as of June 30, 1996, and related statement of income of the Company for the six month period then ended.

     "Judgment" shall mean any order, writ, injunction, citation, award, decree or other judgment of any nature of any foreign, federal, state or local court, Governmental Body, administrative agency, regulatory authority or arbitration tribunal.

     "Liabilities" shall mean all liabilities, claims or obligations of any nature (whether known or unknown and whether absolute, accrued, contingent, or otherwise) including, without limitation, unasserted claims or assessments.

     "Management Shareholders" shall mean, together, (i) Robert Frank, (ii) Micah Frank, (iii) Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and (iv) Robert Capshaw.

     "Management Shareholders Base Purchase Price" shall mean an amount equal to the aggregate dollar amount of (i) the Base Price Promissory Notes, (ii) the Robert Capshaw Cash Purchase Price, (iii) the Robert Frank Cash Purchase Price,
(iv) the Micah Frank Cash Purchase Price and (v) the Dakota Frank Cash Purchase Price.

     "Maximum Transaction Costs Amount" shall mean an amount equal to (i) $1,300,000 minus (ii) the amount actually paid by Purchaser to Citibank, N.A. in
           -----
respect of the discharge and satisfaction of the Citibank Loan.

     "Micah Frank Base Price Promissory Note" shall mean that certain Base Price Promissory Note, dated the date hereof, by the Purchaser, in favor of Micah Frank, in the initial principal amount of $112.110.73, in the form attached as Exhibit E hereto.
- ---------

     "Micah Frank Contingent Price Promissory Note" shall mean the Contingent Price Promissory Note, to be issued by Purchaser if the Contingent Consideration is earned, in favor of Micah Frank, in the initial principal amount determined pursuant to the provisions of Section 2.2(e)(i)(C)(ii) hereof, in the form of Exhibit D hereto.
- ---------

     "Micah Frank Preliminary Cash Purchase Price" shall have the meaning ascribed to such term in Section 2.2(a)(iv) of this Stock Purchase Agreement.

     "Micah Frank Cash Purchase Price" shall mean the Micah Frank Preliminary Cash Purchase Price, as adjusted in accordance with Section 2.2(c) of this Stock Purchase Agreement.

     "Minimum Contingent Consideration Payment" shall have the meaning set forth in Section 2.2(e)(iv)(A)2 of this Stock Purchase Agreement.

     "Net Income Notice of Objection" shall have the meaning ascribed to such term in Section 2.2(e)(i)(B) of this Stock Purchase Agreement.

     "Non-Management Shareholders" shall mean all Shareholders of the Company listed on Schedule 1 hereto, other than Robert Frank and Robert Capshaw.
          ----------

     "Non-Management Shareholder Preliminary Purchase Price" shall mean have the meaning ascribed to such term in Section 2.2(a)(ii) of this Stock Purchase Agreement.

     "Non-Management Shareholders Purchase Price" shall mean the Non-Management Shareholders Preliminary Purchase Price, as adjusted in accordance with Section 2.2(c) of this Stock Purchase Agreement.

     "Nonpartisan Accountants" shall have the meaning ascribed to such term in
Section 2.2(b)(ii) of this Stock Purchase Agreement.

     "Notice of Net Income" shall have the meaning ascribed to such term in
Section 2.2(e)(i)(B) of this Stock Purchase Agreement.

     "Notice of Objection" shall have the meaning ascribed to such term in
Section 2.2(b)(ii) of this Stock Purchase Agreement.

     "Operating Profit Bonus Program" shall mean the Operating Profit Bonus Program of the Company, in the form attached as Exhibit G to this Stock Purchase
                                                ---------
Agreement.

     "Person" shall mean any individual, corporation, partnership, joint venture, limited liability company, trust, association, unincorporated organization, other entity, or Governmental Body.

     "Plans" shall have the meaning ascribed to such term in Section 6.11(a) of this Stock Purchase Agreement.

     "POP Radio Notes" shall mean, together, (i) that certain Promissory Note, dated March 1, 1991, issued by the Company, in favor of POP Radio Corporation, in the initial principal amount of $50,000 and (ii) that certain Promissory Note, dated March 1, 1991, issued by the Company, in favor of POP Radio Corporation, in the initial principal amount of $168,000.

     "Preliminary Cash Purchase Price" shall mean an amount equal to the aggregate of (i) the Non-Management Shareholders Preliminary Purchase Price,
(ii) the Frank Preliminary Cash Purchase Price and (iii) the Robert Capshaw Preliminary Cash Purchase Price.

     "Proceeding" shall mean any demand, claim, suit, action, litigation, investigation, arbitration, administrative hearing or other proceeding of any nature.

     "Pro Rata Share" with respect to each Non-Management Shareholder shall mean the percentage set forth opposite such Non-Management Shareholder's name on
Schedule 1 hereto.
- ----------

     "Purchaser" shall have the meaning ascribed to such term in the introductory paragraph of this Stock Purchase Agreement.

     "Representatives" shall have the meaning ascribed to such term in Section 4 of this Stock Purchase Agreement.

     "Robert Capshaw Employment Agreement" shall mean that certain Employment Agreement, dated the date hereof, between Robert Capshaw and the Company.

     "Robert Capshaw Cash Purchase Price" shall mean the Robert Capshaw Preliminary Cash Purchase Price, as adjusted in accordance with Section 2.2(c) hereof.

     "Robert Capshaw Preliminary Cash Purchase Price" shall have the meaning ascribed to such term in Section 2.2(a)(vi) of this Stock Purchase Agreement.

     "Robert Capshaw Base Price Promissory Note" shall mean that certain Base Price Promissory Note, dated the date hereof, issued by the Purchaser, in favor of Robert Capshaw, in the initial principal amount of $189,965.40, in the form attached as Exhibit E hereto.
            ---------

     "Robert Capshaw Contingent Price Promissory Note" shall mean the Contingent Price Promissory Note, to be issued by Purchaser if the Contingent Consideration is earned, in favor of Robert Capshaw, in the initial principal amount determined pursuant to the provisions of Section 2.2(e)(i)(C)(ii) hereof, in the form of Exhibit D hereto.
        ---------

     "Robert Frank Base Price Promissory Note" shall mean that certain Base Price Promissory Note, dated the date hereof, by the Purchaser, in favor of Robert Frank, in the initial principal amount of $498,269.90 in the form attached as Exhibit E hereto.
            ---------

     "Robert Frank Cash Purchase Price" shall mean the Robert Frank Preliminary Cash Purchase Price, as adjusted in accordance with Section 2.2(c) of this Stock Purchase Agreement.

     "Robert Frank Contingent Price Promissory Note" shall mean the Contingent Price Promissory Note, to be issued by Purchaser if the Contingent Consideration is earned, in favor of Robert Frank, in the initial principal amount determined pursuant to the provisions of Section 2.2(e)(i)(C)(ii) hereof, in the form of Exhibit D hereto.
- ---------

     "Robert Frank Preliminary Cash Purchase Price" shall have the meaning ascribed to such term in Section 2.2(a)(iii) of this Stock Purchase Agreement.

     "Section 2.2(e) Right" shall have the meaning ascribed to such term in
Section 2.2(e)(v)(A) of this Stock Purchase Agreement.

     "Section 5 Claim" shall have the meaning ascribed to such term in Section 9.2(b) of this Stock Purchase Agreement.

     "Shareholders" shall have the meaning ascribed to such term in the introductory paragraph of this Stock Purchase Agreement.

     "Shares" shall have the meaning ascribed to such term in the first recital paragraph of this Stock Purchase Agreement.

     "Stub End Date" shall have the meaning ascribed to such term in Section 8.6(b)(i) of this Stock Purchase Agreement.

     "Subsidiary" shall mean, with respect to any specified Person, any other Person (a) whose board of directors or similar governing body, or a majority thereof, may presently be directly or indirectly elected or appointed by such specified Person, (b) whose management decisions and corporate actions are directly or indirectly subject to the present control of such specified Person, or (c) whose voting securities are more than 50% owned, directly or indirectly, by such specified Person.

     "Tangible Property" shall mean the real property, facilities, machinery, equipment, furniture, leasehold improvements, fixtures, vehicles, structures, any related capitalized items and other fixed assets used in the business of the Company.

     "Taxes" shall mean (a) any and all Income Taxes and other taxes whatsoever (whether federal, state, local or foreign), including, without limitation, gross receipts, profits, sales, use, occupation, value added, ad valorem, transfer, franchise, withholding, payroll, employment, excise and property taxes, together with any interest, penalties or additions to tax imposed with respect thereto, and (b) any obligations under any agreements or arrangements with respect to Taxes described in clause (a) above.

     "Tax Contest" shall have the meaning set forth in Section 8.6(f) of this Stock Purchase Agreement.

     "Taxing Authority" shall mean a Governmental Body having jurisdiction over the assessment, determination, collection, or other imposition of any Tax.

     "Tax Returns" shall mean returns, reports and forms required to be filed with any Taxing Authority.

     "Transaction Costs" shall have the meaning ascribed to such term in Section
8.1 of this Stock Purchase Agreement.

     "Transaction Costs Statement" shall have the meaning ascribed to such term in Section 2.2(d) of this Stock Purchase Agreement.

     "T/SF" shall mean T/SF Communications Corporation, the parent company of Purchaser.

     "T/SF Plan Participation" shall have the meaning ascribed to such term in
Section 8.8 of this Stock Purchase Agreement.

     "Working Capital" shall mean the Company's current assets (specifically including prepaid amounts reflected on the Closing Date Balance Sheet as current assets under GAAP) less the Company's current liabilities (excluding the current portion of long term debt and Transaction Costs actually paid by Purchaser on behalf of the Company, but specifically including as a current liability the amount of Taxes accrued or accruable under GAAP by the Company with respect to its income, assets, business, operations, activities and status attributable to the period from January 1, 1996 to the close of business on the Closing Date), determined in accordance with GAAP.

     1.2.     References to Dollars. References to dollars or "$" in this Stock
              ---------------------
Purchase Agreement shall mean United States Dollars.

     2.       Sale and Transfer of Shares; Purchase Price.
              -------------------------------------------

     2.1.     Purchase and Sale. Subject to the terms and conditions of this
              -----------------
Stock Purchase Agreement, Purchaser shall purchase the Shares from the Shareholders and the Shareholders shall sell and transfer the Shares to Purchaser, free and clear of all Encumbrances, for the purchase price set forth in Section 2.2 hereof.

     2.2.     Purchase Price; Payment of Transaction Costs; Closing Adjustment.
              ----------------------------------------------------------------
(a) The purchase price for the Shares, which may be subject to adjustment after the Closing as provided in Section 2.2(c), shall be paid by Purchaser at the Closing as follows:

                    (i) (x) $955,102.04, which is the portion of the Non-Management Shareholder Preliminary Purchase Price equal to the Indemnity Escrow Deposit, (y) $3,750, which is one-half of the two-year fee payable to the Escrow Agent, and (z) one half of fees required to be paid to Citibank, N.A. in respect of wire transfer and check writing fees on the Closing Date shall be deposited by Purchaser with Citibank, N.A., (for distribution to the Escrow Agent) by wire transfer in immediately available funds to the Citibank Cash Purchase Price Account;

                    (ii) $12,544,897.96 (which is the portion of the Non-Management Shareholders Preliminary Purchase Price which remains following the delivery of the Indemnity Escrow Deposit to the Escrow Agent pursuant to Section 2.2(a)(i) hereof), less 76.4082% of amounts, if any, actually paid by Purchaser in respect of Transaction Costs in excess of the Maximum Transaction Costs Amount (the "Non-Management Shareholder Preliminary Cash Purchase Price"), shall be paid to the Non-Management Shareholders by deposit of such amount with Citibank, N.A., by wire transfer in immediately available funds to an account designated by the Representatives (the "Citibank Cash Purchase Price Account");

                    (iii)  $498,269.90,  less 13.0612% of amounts, if any,
          actually paid by Purchaser in respect of Transaction Costs in excess of the Maximum Transaction Costs Amount (the "Robert Frank Preliminary Cash Purchase Price"), shall be deposited with Citibank, N.A. (for distribution to Robert Frank) by wire transfer in immediately available funds to the Citibank Cash Purchase Price Account;

                    (iv) $112,110.73, less 2.9388% of amounts, if any, actually paid by Purchaser in respect of Transaction Costs in excess of the Maximum Transaction Costs Amount (the "Micah Frank Preliminary Cash Purchase Price"), shall be deposited with Citibank, N.A. (for distribution to Micah Frank) by wire transfer in immediately available funds to the Citibank Cash Purchase Price Account;

                    (v) $99,653.98, less 2.6122% of amounts, if any, actually paid by Purchaser in respect of Transaction Costs in excess of the Maximum Transaction Costs

          Amount (the "Dakota Frank Preliminary Cash Purchase Price"), shall be deposited with Citibank, N.A. (for distribution to Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act) by wire transfer in immediately available funds to the Citibank Cash Purchase Price Account;

                    (vi)    $189,965.40, less 4.9796% of amounts, if any,
          actually paid by Purchaser in respect of Transaction Costs in excess of the Maximum Transaction Costs Amount (the "Robert Capshaw Preliminary Cash Purchase Price") shall be deposited in an account with Citibank, N.A. (for distribution to Robert Capshaw) by wire transfer in immediately available funds to the Citibank Cash Purchase Price Account; and

                    (vii) the Robert Capshaw Base Price Promissory Note, the Robert Frank Base Price Promissory Note, the Micah Frank Base Price Promissory Note and the Dakota Frank Promissory Note, each having been duly executed by Purchaser, shall be delivered to Robert Capshaw, Robert Frank, Micah Frank and Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, respectively.

                    (viii) The amounts described in this Section 2.2(a) payable to the Non-Management Shareholders (subject to the Working Capital adjustment in Sections 2.2(b) and 2.2(c) hereof) shall constitute all of the purchase price to be received by the Non-Management Shareholders with respect to the sale of the Shares owned by them to Purchaser, and the Non-Management Shareholders shall not be entitled to receive any portion of the consideration, fixed or contingent, payable, or which may become payable to the Management Shareholders, pursuant to Sections 2.2(a) or 2.2(e) hereof or the Employment Agreements.

             (b)(i) Not later than 75 days after the Closing Date, Purchaser shall cause the Company to prepare and deliver to the Representatives an unaudited balance sheet of the Company as at the close of business on the Closing Date (the "Closing Date Balance Sheet"). The Closing Date Balance Sheet shall be prepared in conformity with GAAP, applied on a basis consistent with the Audited Financial Statements, subject, however, to (x) changes resulting from normal year-end audit adjustments that will not, in the aggregate be material and (y) the absence of the type of notes that would customarily be included in a financial statement prepared in accordance with GAAP.

             (ii) Unless the Representatives, within 15 days following receipt of the Closing Date Balance Sheet, give Purchaser a notice objecting thereto and specifying the basis for such objection and the amount in dispute ("Notice of Objection"), the Closing Date Balance Sheet shall be considered accepted and binding upon Purchaser and the Shareholders. If within 15 days following the receipt of the Closing Date Balance Sheet the Representatives give a Notice of Objection to Purchaser, Purchaser and the Shareholders shall negotiate in good faith with a view to resolving any differences. If such negotiations fail to resolve all disputed items within 15 days after Notice of Objection was first given by the Representatives, the remaining disputed items shall be submitted to a nationally recognized accounting firm jointly designated and agreed upon by Purchaser and the Shareholders (the "Nonpartisan Accountants") for final resolution. After affording each of the Shareholders and the Shareholders' representatives and Purchaser and Purchaser's representatives the opportunity to present their positions as to the disputed items

(which opportunity, in total, shall not extend for more than 30 days), the Nonpartisan Accountants shall resolve all disputed items. Such resolution shall be final and binding upon the parties and shall be reflected in any necessary revisions to the Closing Date Balance Sheet. The fees, costs and expenses of the Nonpartisan Accountants shall be shared equally by the Shareholders and Purchaser.

          (c) If the Working Capital as of the Closing Date as reflected on the Closing Date Balance Sheet (as adjusted, if necessary, to reflect the resolution of any disputed items pursuant to Section 2.2(b)(ii)) is greater or less than $200,000, (i) the Non-Management Shareholders Purchase Price shall be increased above or decreased below the Non-Management Shareholders Preliminary Purchase Price by an amount equal to 76.4082% of such excess or shortfall, as the case may be, (ii) the Robert Frank Cash Purchase Price shall be increased above or decreased below the Robert Frank Preliminary Cash Purchase Price by an amount equal to 13.0612% of such excess or shortfall, as the case may be, (iii) the Micah Frank Cash Purchase Price shall be increased above or decreased below the Micah Frank Preliminary Cash Purchase Price by an amount equal to 2.9388% of such excess or shortfall, as the case may be, (iv) the Dakota Frank Cash Purchase Price shall be increased above or decreased below the Dakota Frank Preliminary Cash Purchase Price by an amount equal to 2.6122% of such excess or shortfall, as the case may be and (vi) the Robert Capshaw Cash Purchase Price shall be increased above or decreased below the Robert Capshaw Preliminary Cash Purchase Price by an amount equal to 4.9796% of such excess or shortfall, as the
case may be.   Any excess of the Cash Purchase Price over the Preliminary Cash
Purchase Price shall be paid by Purchaser to the Representatives (for distribution to the Non-Management Shareholders), Robert Frank, Micah Frank, Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and Robert Capshaw (in each case in accordance with the percentages set forth in the preceding sentence), and any decrease of the Cash Purchase Price below the Preliminary Cash Purchase Price shall be paid by the Non-Management Shareholders, Robert Frank, Micah Frank, Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and Robert Capshaw (in each case in accordance with the percentages set forth in the preceding sentence) to Purchaser, in each case by wire transfer of immediately available funds, as follows: (i) if no Notice of Objection is delivered by the Representatives, such amount shall be paid within three (3) Business Days of the expiration of the 15-day period for delivery of such Notice of Objection; (ii) if Notice of Objection is delivered by the Representatives, (x) any net undisputed amounts due from the Non-Management Shareholders, Robert Frank, Micah Frank, Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and Robert Capshaw, to Purchaser or from Purchaser to the Non-Management Shareholders, Robert Frank, Micah Frank, Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and Robert Capshaw (as the case may be), shall be paid within five Business Days after delivery of such Notice of Objection, and (y) the remaining amount, if any, due from the Non-Management Shareholders, Robert Frank, Micah Frank, Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and Robert Capshaw, to Purchaser or from Purchaser to the Non-Management Shareholders, Robert Frank, Micah Frank, Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and Robert Capshaw (as the case may be), shall be paid within five Business Days after the date all disputed items are finally resolved in accordance with this Section 2.2(c). Any amounts not paid when required pursuant to this
Section 2.2(c) shall bear interest from the required date of payment to the date of actual payment at the Citibank Prime Rate plus 4%.

          (d) (i) Not later than three (3) days prior to the Closing Date, the Shareholders shall have delivered to Purchaser a statement setting forth in reasonable detail the Transaction Costs (the "Transaction Costs Statement").

          (ii) On the Closing Date, Purchaser shall pay the amounts due in respect of such Transaction Costs to the Persons to whom such amounts are due and payable by wire transfer of immediately available funds, or in such other manner as shall be specified by a Person to whom a portion of the Transaction Costs are due and payable.

          (e)  Contingent Consideration.
               ------------------------

          (i) (A) In addition to the Management Shareholders Base Purchase Price, the Management Shareholders may earn additional consideration for the Shares sold by the Management Shareholders to Purchaser (designated as "P" below, the "Contingent Consideration"). The Contingent Consideration shall be determined based on the earnings performance of the Company (as determined herein) from the Closing Date through December 31, 1999, pursuant to the following formula:

               P = M x [[.235(A+B+3C)] / 5] - $1,800,000

          Where under such formula

          P = The Contingent Consideration for the Shares being sold by the Management Shareholders to Purchaser at the Closing.

          M = A multiplier, which will be not less than seven nor more than nine, determined based upon the average annual growth rate ("AGR") of the Company's Net Income (as hereinafter defined) over the following three comparison periods: 1997 compared to 1996; 1998 compared to 1997; and 1999 compared to 1998, based upon the following AGR ranges:

                         ----------------------------
                                AGR                M
                                ---                -
                         ----------------------------
                           less than 20%            7
                         ----------------------------
                          20.00% - 24.99%         7.5
                         ----------------------------
                          25.00% - 29.99%           8
                         ----------------------------
                          30.00% - 34.99%         8.5
                         ----------------------------
                            35% or more             9
                         ----------------------------


          A = The Company's Net Income for 1997, less any shortfall from the 1996 target Net Income, which 1996 target Net Income shall be $2,000,000.

          B=   The Company's Net Income for 1998.

          C=   The Company's Net Income for 1999.

          (B) On or before April 1, of each of 1997, 1998, 1999 and 2000, T/SF with the assistance of its independent public accountants, shall determine the Company's Net Income (for the prior year) in accordance with the provisions of
Section 2.2(e)(ii) below, and provide the Management Shareholders with written notice of the Net Income determination together with a reasonable amount of detail concerning the computation thereof (the "Notice of Net Income"). Unless the Management Shareholders, within 10 days following receipt of the Notice of Net Income, give T/SF a notice objecting thereto and specifying the basis for such objection and the amount in dispute (a "Net Income Notice of Objection"), the Notice of Net Income shall be considered accepted and binding upon Purchaser and the Management Shareholders. If within 10 days following the receipt of the Notice of Net Income, the Management Shareholders give a Net Income Notice of Objection to T/SF, T/SF and the Management Shareholders, together with the Management Shareholders' accountant, shall negotiate in good faith with a view to resolving any differences. If, as a result of such negotiations, there is an adjustment to the Net Income calculation which increases such amount, T/SF shall pay the reasonable costs incurred by the Management Shareholders with respect to the Management Shareholders' accountant in connection with any such negotiation; otherwise, the Management Shareholders shall bear such costs. If such negotiations fail to resolve all disputed items within 15 days after the Net Income Notice of Objection was first given by the Management Shareholders, the remaining disputed items shall be submitted to the Nonpartisan Accountants for final resolution. After affording each of the Management Shareholders and the Management Shareholders' accountants and T/SF and T/SF's accountants the opportunity to present their positions as to the disputed items (which opportunity, in total, shall not extend for more than 30 days), the Nonpartisan Accountants shall resolve all disputed items. Such resolution shall be final and binding upon the parties and shall be reflected in any necessary revisions to Net Income. The fees, costs and expenses of the Nonpartisan Accountants shall be shared equally by the Management Shareholders and Purchaser.

          (C) On or before April 1, 2000 (or on such later date as all disputes with respect to the Net Income calculation (if any arise) are settled pursuant to Section 2.2(e)(i)(B) above) T/SF will provide final calculations to the Management Shareholders concerning the amounts, if any, due to them as the Contingent Consideration determined pursuant to this Section 2.2(e). The Contingent Consideration shall be paid as follows: (i) 50% of such Contingent Consideration shall be paid by Purchaser on April 1, 2000 (or on such later date as all disputes with respect to the Net Income calculation (if any arise) are settled pursuant to Section 2.2(e)(i)(B) above), to the Management Shareholders, in immediately available funds in accordance with the following percentages: (w) 21.1073% to Robert Capshaw, (x) 12.4567% to Micah Frank, (y) 11.0727% to Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and
(z) 55.3633% to Robert Frank, and (ii) the remaining 50% of the Contingent Consideration shall be paid on April 1, 2001, in the form of, and in accordance with the terms of, the Contingent Price Promissory Notes (such amount to be allocated among such Contingent Price Promissory Notes in accordance with the percentages set forth in the preceding clause (i)).

          (D) Any amounts earned or to be earned under this Section 2.2(e)(i) once the final amount has been determined shall accrue interest at the Citibank Prime Rate plus 1% retroactively from January 1, 2000.

          (ii) In determining the Contingent Consideration which may be earned by the Management Shareholders, Net Income will be computed in accordance with GAAP, as determined by Purchaser's independent public accountants, after deduction of all applicable state, city and local income taxes but before and without consideration of federal income taxes, with the following adjustments and exceptions:

          (A) One hundred percent (100%) of all amounts to be paid, whether accrued for payment or paid (other than with respect to amounts described in this Section 2) to the Management Shareholders from Purchaser, T/SF, any of their subsidiaries or the Company, whether in the form of base salary, commissions, discretionary or contractual bonuses, incentive compensation or non-competition payments, will be charged against Net Income; no discretionary bonuses will be paid to the Management Shareholders without the unanimous approval of the Board of Directors of the Company.

          (B) The bonuses or additional compensation paid to the Company's employees in 1996 or 1997, not to exceed an aggregate of $250,000 pursuant to the Corsearch Special Bonus Plan shall not be deducted in determining Net Income for 1996 or 1997.

          (C) Subject to the limitation set forth in the last sentence of this paragraph, all asset acquisition and development costs and any other costs (including, but not limited to, leases which may be required to be capitalized) required to be capitalized, regardless of how the cost of the asset was financed or the source of the funds, shall be amortized or depreciated over a period which is in accordance with GAAP and consistent with the accounting practices of T/SF, and such depreciation or amortization shall be a charge against Net Income. Depreciation or amortization of any cost incurred or asset acquired before the Closing Date shall be continued on a basis consistent with GAAP and the Company's past practices. Notwithstanding the foregoing if and to the extent capital expenditures in excess of $400,000 per year are proposed or directed by Purchaser, T/SF or the Company ("Excess Capital Expenditures"), and such Excess Capital Expenditures are not approved by Robert Frank (which non-approval, for any reason, or for no reason, will not constitute a violation of the Frank Employment Agreement or be in contravention of any fiduciary or other duty owed by Robert Frank to the Company, its board of directors or its shareholders), then the depreciation, amortization, expense (and any other financially detrimental impact) attributable to such Excess Capital Expenditure shall not be considered in the determination of the Company's Net Income, nor shall the revenue (or other financially beneficial impact) attributable thereto be considered in the determination of Net Income for purposes of this Section 2.2(e)(ii).

          (D) The cash management function of the Company will be managed in good faith by, and under the supervision of, Purchaser or T/SF. All available cash of the Company shall be transferred by Company to Purchaser upon request and Purchaser will make cash available to the Company as needed for its normal operating needs and approved capital expenditures. All transfers of funds between the Company, Purchaser and its affiliates shall be by intercompany loan or advance, equity contribution (as to transfers from Purchaser to the Company) or repayment of loans or advances or distributions with respect to equity (as to transfers from the Company to Purchaser), all as determined by Purchaser from time to time.

               1. It is intended that Purchaser, at its option, may advance funds to the Company on or from time to time after the Closing solely for the purpose of repaying the Company's bank debt or funding the payment of other current (including, without limitation, capital expenditure obligations, subject to the provisions of (C) above) or long-term liabilities as Purchaser or T/SF in its good faith discretion may determine. If and to the extent Purchaser or T/SF makes such advances in excess of $200,000 (the amount necessary to fund the Company's initial cash working capital needs), whether in the form of debt or equity, directly or indirectly, such advances shall bear interest and the Company's Net Income shall be charged therewith at a rate of 1% above the Citibank Prime Rate as in effect from time to time until such advances are repaid as provided below. Notwithstanding the foregoing, no interest will be charged on amounts paid by Purchaser or T/SF with respect to Transaction Costs.

               2. It is further intended that Purchaser and T/SF shall have received and retained for their own use all Net Income of the Company, as the same is earned. All cash or other funds transferred out of the Company to or for the benefit of Purchaser, T/SF or any of their affiliates (other than the Company), and all cash or other funds transferred to or for the benefit of the Company or its subsidiaries by Purchaser, T/SF or any of their affiliates (other than the Company) shall be accounted for in the Company's account with Purchaser (the "Company Account"). Purchaser shall be compensated for the use of any funds needed or used by the Company which prevent Purchaser from retaining in the Company Account an amount at least equal to the Company's Net Income on a cumulative basis. Accordingly, at the end of any month between the date hereof and December 31, 1999, in which the Company Account is less (the amount being referred to as the "Account Deficit") than the Company's cumulative Net Income from the date hereof through such month, Net Income for the purposes of the Contingent Consideration herein shall be charged with a "use fee" for each such month equal to the Citibank Prime Rate at such month end plus one percent (1%), multiplied by the Account Deficit. The "use fee" shall be calculated based on a year of 360 days composed of twelve (12) thirty (30) day months.

               3. If and to the extent the Company transfers cash to or for the benefit of Purchaser, T/SF or any of their affiliates (other than the Company) in excess of the Company's cumulative Net Income from time to time, such amount shall be credited in the Company Account against any amount which may have been transferred to the Company under Section 2.2(e)(ii)(D)1 above, thereby reducing the Company's interest charge on such advances. If and to the extent advances under Section 2.2(e)(ii)(D)1 are completely repaid, excess cash transferred by the Company to or on behalf of Purchaser shall bear interest and be credited to the Company's account at a rate equal to the rate of interest then in effect for three-month treasury bills. Other than as set forth in this subsection, no interest or other cost for the use of funds will be charged or credited to Purchaser, T/SF of the Company on funds transferred to the Company or by the Company to Purchaser or T/SF. Purchaser or T/SF shall make the determination of any interest to be charged against or credited to the Company's Net Income on a monthly basis and inform the Company thereof in writing within 30 days after the end of each month.

          (E) After the Closing Date, it is anticipated that T/SF and its affiliated companies will provide audit and 401(k) plan services to the Company. In addition, with the written consent of Robert Frank (the withholding of which consent, for any reason, or for no reason, will not constitute a violation of the Frank Employment Agreement or be in contravention of any fiduciary or other duty owed by Robert Frank to the Company, its board of directors or its shareholders), T/SF and its affiliated companies may provide other types of management and administrative services to the Company, including, without limitation, insurance, legal, tax, employee benefit or other services (together with the services specified above, the "Approved Services"). Whether or not the charges for such Approved Services are required to be charged against the operations of the Company under GAAP and whether or not recorded for financial statement purposes, for purposes of determining Net Income hereunder, the actual costs of Approved Services provided or paid for by T/SF will be passed through from T/SF to the Company as a charge against Net Income. No other T/SF related charges or costs shall be charged against the income of the Company for purposes of determining Net Income. Notwithstanding the foregoing, T/SF or Purchaser may impose management, administrative or tax-sharing fees on the Company as it determines to be appropriate; to the extent any such fees (other than fees for the audit and 401(k) plan services referred to above) are imposed without the consent of Robert Frank, such fees shall not be included in the determination of Net Income hereunder.

          (F) Without the express written consent of Robert Frank, none of the Company, Purchaser nor T/SF shall enter into or engage in any transaction or corporate action, including, without limitation, a merger, acquisition or other form of business combination which would (i) not preserve the integrity of the Company from a management or operations standpoint, or (ii) render the continued computation of the Net Income of the Company and the Contingent Consideration in accordance with the provisions of this Section 2.2(e) impossible. If any such transaction or corporate action can be undertaken without violating either (i) or (ii) of the preceding sentence, the same may be so undertaken without the necessity of Robert Frank's consent, but, in such event, any effect on the financial statements of the Company that would be required by GAAP shall be ignored in computing Net Income of the Company and the Contingent Consideration under this Section 2.2(e).

          (G) The Company's fiscal year for financial reporting, accounting and tax purposes will be the calendar year to coincide with T/SF's fiscal year, and for all purposes the Company's Net Income will be determined based on the calendar year. The Company's Net Income calculation for 1996 will include all of 1996, including the period prior to the Closing Date.

          (iv) Simultaneous with the execution of this Stock Purchase Agreement, the Company and each of Robert Frank and Robert Capshaw has entered into an Employment Agreement. The termination of Robert Frank's or Robert Capshaw's employment with the Company, whether pursuant to or in violation of the applicable Employment Agreement and as described in this subsection (iv), shall affect the Contingent Consideration which may be earned under Section 2.2(e)(i) of this Stock Purchase Agreement as follows.

          (A) In the event of the termination of employment with the Company pursuant to subparagraphs 8(a) or 8(b) of the applicable Employment Agreement, the following shall apply:

          1. With respect to the Contingent Consideration which, in the case of the termination of Robert Frank, (i) Robert Frank, (ii) Micah Frank and (iii) Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, and, in the case of the termination of Robert Capshaw, Robert Capshaw, may earn pursuant to Section 2.2(e)(i), the applicable Management Shareholder shall receive the greater of (i) such Management Shareholder's Minimum Contingent Consideration Payment (as set forth in subparagraph (iv)(A)(2) below) or (ii) if ultimately earned, the following percentages of the Contingent Consideration which may be earned pursuant to Section 2.2(e)(i) herein, according to the following designated time periods during which the termination of employment occurred:

- --------------------------------------------------------------------------------
                                          Percentage of Contingent
    Date of Termination               Consideration Payable if Earned
- ---------------------------  ---------------------------------------------------

    Before July 1, 1997                          25%
- --------------------------------------------------------------------------------
    7-1-97 -- 12-31-97                           40%
- --------------------------------------------------------------------------------
     1-1-98 -- 6-30-98                           55%
- --------------------------------------------------------------------------------
    7-1-98 -- 12-31-98                           70%
- --------------------------------------------------------------------------------
     1-1-99 -- 7-1-99                            85%
- --------------------------------------------------------------------------------
       After 7-1-99                              100%
- --------------------------------------------------------------------------------

          2. The amount set forth opposite each Management Shareholder's name in the following table reflects such Management Shareholder's Minimum Contingent Consideration Payment, referred to in the preceding subparagraph (iv)(A)(1).

                                 Minimum Contingent
  Management Shareholder        Consideration Payment
- ---------------------------   -----------------------------
Robert Frank                        $830,449.50
- -----------------------------------------------------------
Micah Frank                         $186,850.50
- -----------------------------------------------------------
Robert Frank, as custodian
 for Dakota Frank under
 the Uniform Gifts to
 Minors Act                         $166,090.50
- -----------------------------------------------------------
Robert Capshaw                      $316,609.50
- -----------------------------------------------------------

          The amounts paid pursuant to this subparagraph (A) shall be payable in the form, and pursuant to the terms, described in subparagraph (e)(i)(C) above, as if such termination of employment had not occurred.

          (B) In the event (i) of the termination of Robert Capshaw's or Robert Frank's employment with the Company pursuant to subparagraph 8(d) of the applicable Employment Agreement, or (ii) Robert Frank or Robert Capshaw resigns from employment with the Company for any reason other than death or Disability (as defined in the Employment Agreements), in any such case prior to July 1, 1998, in the case of such termination of or resignation by Robert Frank, (i) Robert Frank, (ii) Micah Frank and (iii) Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, and, in the case of such termination of or resignation by Robert Capshaw, Robert Capshaw shall not be entitled to receive any Contingent Consideration which may be earned hereunder.

          (C) In the event (i) of the termination of Robert Frank's or Robert Capshaw's employment with the Company pursuant to subparagraph 8(d) of the applicable Employment Agreement, or (ii) Robert Frank or Robert Capshaw resigns from employment with the Company for any reason other than death or Disability, in any such case on or after July 1, 1998, in the case of such termination of or resignation by Robert Frank, (i) Robert Frank, (ii) Micah Frank and (iii) Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, and, in the case of such termination of or resignation by Robert Capshaw, Robert Capshaw, shall receive a proportionate share of the Contingent Consideration which may be earned based upon the quotient obtained by dividing the number of full months of service of Robert Frank or Robert Capshaw, as applicable, with the Company after August 1, 1996, up to and including the date of the termination, by 41; provided, however, that in the event Robert Frank or Robert Capshaw commits a breach of the terms of Section 7 of his Employment Agreement, after July 1, 1998, in the case of such breach by Robert Frank, (i) Robert Frank, (ii) Micah Frank and (iii) Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, and, in the case of such breach by Robert Capshaw, Robert Capshaw, shall not be entitled to receive any Contingent Consideration which may otherwise be payable under this subparagraph (C).

          (D) In the event Robert Frank or Robert Capshaw terminates employment with the Company due to the Substantial Breach of the applicable Employment Agreement (as defined in Section 8(e) of the applicable Employment Agreement), and such breach is not cured within the notice period provided in subparagraph 8(c) of the applicable Employment Agreements, in the case of such termination by Robert Frank, (i) Robert Frank, (ii) Micah Frank and (iii) Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, and, in the case of such termination by Robert Capshaw, Robert Capshaw, shall receive the full Contingent Consideration earned hereunder, as and when the same shall otherwise become due and payable.

          (E) The payments described in this subsection (iv) shall be in addition to any payments due to the Management Shareholders pursuant to the applicable Employment Agreement, the Base Price Promissory Notes, under law, equity or otherwise.

          (v)  (A)    Anything to the contrary contained in this Stock Purchase
Agreement notwithstanding, the ability of any Management Shareholder to enforce, or to make a claim against the Company, Purchaser or T/SF in connection with, the rights granted to such Management Shareholder pursuant to this Section 2.2(e), including, without limitation (i) the rights to the payment of any amounts, including without limitation, the Contingent Consideration, and (ii) the right to grant or withhold their approval, or to consent, with respect to actions taken or proposed to be taken by the Company, the Purchaser or T/SF, or (iii) any other right granted hereunder (any such right being a "Section 2.2(e) Right"), shall in no way be limited by, or subject to, (x) any limitations with respect to amount or time set forth in any provision of Section 9 hereof or elsewhere herein, or (y) the compliance by the Management Shareholders with any mechanic, procedure, or process set forth in Section 9 hereof or elsewhere herein.

          (B) The parties hereto hereby acknowledge and agree that the exercise by any Management Shareholder of any of such Management Shareholder's
Section 2.2(e) Rights, under any circumstances and for any reason, shall not constitute a violation of the Frank Employment Agreement, the Robert Capshaw Employment Agreement, any Base Price Promissory Note or any Contingent Price Promissory Note, or be in contravention of any fiduciary or other duty owed by Robert Frank or Robert Capshaw to the Company, its board of directors or its shareholders.

         2.3.   Allocation of Amounts Among Non-Management Shareholders.  The
                -------------------------------------------------------
parties hereto hereby acknowledge and agree that any and all amounts in respect of the Non-Management Shareholders Purchase Price or the Non-Management Shareholders Preliminary Purchase Price payable (i) by Purchaser to the Representatives on behalf of or for distribution to the Non-Management Shareholders pursuant to this Stock Purchase Agreement, are intended to be, and shall be, allocated among the Non-Management Shareholders in accordance with each Non-Management Shareholder's Pro Rata Share and (ii) by the Non-Management Shareholders to Purchaser in connection with the adjustment contemplated by
Section 2.2(c) of this Stock Purchase Agreement, are intended to be, and shall be, paid by the Non-Management Shareholders in accordance with each Non-Management Shareholder's Pro Rata Share.

          3.    The Closing.
                -----------

          3.1.  Place and Time  The closing of the purchase and sale of the
                --------------
Shares and the consummation of the other transactions contemplated hereby (the "Closing") shall take place at the offices of Kaye, Scholer, Fierman, Hays & Handler, LLP, at 425 Park Avenue, New York, New York, at 9:00 A.M. on August 15, 1996, and shall occur immediately following the execution and delivery of this Stock Purchase Agreement (the "Closing Date").

          3.2.  Deliveries by Shareholders.  At the Closing, in exchange for the
                ---------------------------
payment by Purchaser of the Preliminary Cash Purchase Price and the delivery by Purchaser of the Frank Promissory Note and the Robert Capshaw Promissory Note, the Representatives or the Shareholders shall deliver, or shall cause the Company to deliver, to Purchaser the following:

          (a) stock certificates representing the number of Shares set forth opposite each Shareholder's name on Schedule 1 hereto, in each case, duly endorsed for transfer to Purchaser, or accompanied by stock powers, duly endorsed in blank, in a form sufficient to permit the valid transfer to Purchaser of title to the Shares free and clear of all Encumbrances;

          (b) duly executed resignations, dated the Closing Date, of all of the members of the board of directors of the Company other than Robert Frank;

          (c) the opinion of Kaye, Scholer, Fierman, Hays & Handler, LLP, counsel to the Shareholders, dated the Closing Date and addressed to Purchaser, in substantially the form attached hereto as Exhibit A;

          (d) the Indemnity Escrow Agreement, executed by each Representative on behalf of the Non-Management Shareholders;

          (e)   evidence of the repayment by the Company of the POP Radio Notes;

          (f) payment of one-half of the two-year fee payable to the Escrow Agent; and

          (g) (i) the certificate of incorporation of the Company and a certificate evidencing the good standing of the Company in the State of Delaware, each certified as of a recent date by the Secretary of State of the State of Delaware and (ii) a certificate evidencing the good standing of the Company as a foreign corporation authorized to do business in the State of New York, certified as of a recent date by the Secretary of State of the State of New York.

          3.3.  Deliveries by Purchaser.  At the Closing, in exchange for the
                -----------------------
delivery of the Shares in accordance with Section 3.2(a) hereof, Purchaser shall, as applicable, (i) deliver to the Representatives on behalf of the Non-Management Shareholders, Robert Capshaw, Robert Frank, Micah Frank, Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, (ii) deposit with the Escrow Agent and (iii) deposit in the Citibank Cash Purchase Price Account, the following:

          (a) in respect of the purchase price for the Shares: (i) the Non-Management Shareholders Preliminary Purchase Price, (ii) the Robert Frank Preliminary Cash Purchase Price, (iii) the Micah Frank Preliminary Cash Purchase Price, (iv) the Dakota Frank Preliminary Cash Purchase Price, (v) the Robert Capshaw Preliminary Cash Purchase Price, (vi) the Robert Frank Base Price Promissory Note, (vii) the Micah Frank Base Price Promissory Note, (viii) the Dakota Frank Base Price Promissory Note and (ix) the Robert Capshaw Base Price Promissory Note;

          (b) the Indemnity Escrow Deposit, together with one-half of the fee payable to the Escrow Agent;

          (c) evidence of the payment by Purchaser of the Transaction Costs in accordance with Section 2.2(d) hereof;

          (d) the opinion of Conner & Winters, A Professional Corporation, counsel to the Purchaser, dated the Closing Date and addressed to the Shareholders, in substantially the form attached hereto as Exhibit B;

          (e) a Written Consent of Purchaser, as the Sole Shareholder of the Company, duly executed by Purchaser, (i) accepting the resignations of certain members of the Board of Directors of the Company and (ii) electing the new (post-closing) Board of Directors of the Company;

     (f) a Written Consent of the Board of Directors of the Company, duly executed by each member of the Board of Directors of the Company elected by the Purchaser in accordance with Section 3.3(e) hereof, approving, ratifying, and otherwise authorizing the Company to enter into the Employment Agreements;

     (g) the Employment Agreements, each Employment Agreement having been executed by a duly authorized officer of the Company, on the one hand and Robert Frank or Robert Capshaw (as applicable), on the other;

     (h) the Indemnity Escrow Agreement, executed by a duly authorized officer of Purchaser on behalf of Purchaser; and

     (i) documentation evidencing that the Citibank Loan has been satisfied and discharged in full, and all Encumbrances, pledges and guarantees thereunder and any and all notes, debentures or other agreements or instruments delivered pursuant thereto have been extinguished. Not later than three (3) days prior to the Closing Date, the Shareholders will have advised Purchaser of the then outstanding amount of the Citibank Loan (not to exceed $137,994.61) to be satisfied and discharged by Purchaser in accordance with this Section 3.3(i);

     4.      Appointment of the Representatives.   Each Shareholder, by
             ----------------------------------
execution of this Stock Purchase Agreement, hereby names, constitutes and appoints each of William Frank and Daniel Frank (each, a "Representative" and, together, the "Representatives") as such Shareholder's agents and attorneys-in-fact, with full power of substitution, to act jointly for and on behalf of the
Shareholders:

     (a) to receive any and all notices directed to any or all of the Shareholders under the terms of this Stock Purchase Agreement and the Indemnity Escrow Agreement and service of process as provided in Section 9 hereof;

     (b) to receive and hold each Shareholder's Shares, stock powers and all other documents to be delivered by the Shareholder at Closing, to make such modifications to such stock powers and other documents as may be necessary or desirable to effectuate the transactions contemplated hereby (including, without limitation, the Pro Rata Redemption and the sale of the Shares to Purchaser) and to deliver the same on the Closing Date to Purchaser in accordance with the terms and conditions of this Stock Purchase Agreement;

     (c) to execute the Indemnity Escrow Agreement on behalf of the Non-Management Shareholders, to give instructions regarding payment of amounts due to any or all of the Shareholders pursuant to this Stock Purchase Agreement at Closing or pursuant to the Indemnity Escrow Agreement, as applicable, and to receive on behalf of each Shareholder such payments as may be deliverable to such Shareholder pursuant to this Stock Purchase Agreement at Closing or pursuant to the Indemnity Escrow Agreement;

     (d) to agree on behalf of each Shareholder to amend, modify, or waive any provision of, this Stock Purchase Agreement (except as to price) or the Indemnity Escrow

Agreement, in any manner which, in the judgment of the Representatives, is desirable and to act for and bind any or all of the Shareholders as provided under Section 10 hereof;

     (e) to give any and all instructions required or permitted to be given by the Non-Management Shareholders to the Escrow Agent pursuant to the terms of the Indemnity Escrow Agreement; and

     (f) make any and all decisions and take any and all actions (including, without limitation, with respect to the Defense or settlement of any third party action, suit, claim or demand or the consent to any Judgment) required to be taken by the "Indemnitor" pursuant to Section 9 of this Stock Purchase Agreement with respect to Indemnification Matters in connection with which the Shareholders are the "Indemnitor."

     If either Representative dies, becomes incompetent, resigns or otherwise refuses to act, the remaining Representative shall be entitled to exercise all of the rights and powers of the Representatives hereunder. Each Representative agrees to perform the duties herein required of him in good faith and to the best of his ability. Each Representative shall not be answerable, liable or accountable for his actions or inactions pursuant to this Section 4, however, except for his own bad faith or willful misconduct. The Shareholders hereby agree to indemnify each Representative against, and to hold each Representative harmless from, any and all liability, loss, expense or damage, including without limitation attorneys' fees, which he may incur under or by reason of the exercise and performance, in good faith and without willful misconduct or gross negligence, of any of such Representative's powers and duties under this Stock Purchase Agreement. Purchaser shall be entitled to rely upon, as being binding upon each Shareholder, any agreement, document, certificate or other instrument believed by Purchaser to be genuine and correct and to have been signed by each Representative, and Purchaser shall not be liable to any Shareholder for any action taken or omitted to be taken by Purchaser in such reliance, nor shall Purchaser be responsible for the disposition by the Representatives or Substitute Representative of any payments made to any of them at Closing for the account of any Shareholder.

     5.      Representations and Warranties of the Shareholders.  Each of the
             --------------------------------------------------
Shareholders, severally and individually, represents and warrants to Purchaser as follows:

     5.1.     Due Authorization of the Shareholders.  The execution, delivery
              -------------------------------------
and performance by such Shareholder of this Stock Purchase Agreement and the Indemnity Escrow Agreement are within his, her or its full legal right, power and authority, do not contravene, permit the termination of or constitute a default under any agreement or other instrument binding upon such Shareholder, and will not result in the creation or imposition of any lien, charge or encumbrance in favor of any third Person upon the Shares owned by such Shareholder. The execution, delivery and performance by such Shareholder of this Stock Purchase Agreement and the Indemnity Escrow Agreement do not require the consent of any Person, and do not require any action by or in respect of any filing with, or the consent, approval or authorization of, any Governmental Body or official, except those consents, approvals or authorizations that have been obtained, and do not violate any provision of any applicable law or regulations or any judgment, decree or order to which such Shareholder is subject.

          5.2.   Execution and Enforceability With Respect to the Shareholders.
                 -------------------------------------------------------------
Each of this Stock Purchase Agreement and, in the case of each Non-Management Shareholder, the Indemnity Escrow Agreement, has been duly and validly executed and delivered by or on behalf of such Shareholder and constitutes the legal, valid and binding obligation of such Shareholder, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting creditors' rights generally and general principles of equity.

          5.3.   Ownership of Shares by Shareholders.  The Shares shown as being
                 -----------------------------------
owned by such Shareholder on Schedule 1 hereto are owned by him or her
                             ----------
beneficially and of record, free and clear of any lien or other Encumbrance, and, delivery to Purchaser of the Shares pursuant to the provisions of this Stock Purchase Agreement will transfer to Purchaser valid title thereto, free and clear of all liens and Encumbrances.

          6.     Representations and Warranties of the Shareholders with Respect
                 ---------------------------------------------------------------
to the Company. The Shareholders, jointly and severally, represent and warrant
- --------------
to Purchaser as follows:

          6.1.   Organization and Good Standing of the Company.  (a)  The
                 ---------------------------------------------
Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has full corporate authority to conduct its business as it is now being conducted. The Company is duly qualified to do business, and is in good standing under the laws of each state or other jurisdiction, with respect to which the nature of the Company's assets and business requires it to be so qualified.

          6.2.   Certificate of Incorporation and Bylaws.  The Shareholders
                 ---------------------------------------
have caused the Company to deliver to Purchaser true and complete copies of its Certificate of Incorporation (certified by the Secretary of State of the State of Delaware) and Bylaws (certified by the Company's secretary or assistant secretary). There have been no amendments to the Company's Certificate of Incorporation or the Bylaws since their respective certification dates.

          6.3.   Subsidiaries and Affiliates.  The Company has no Subsidiaries
                 ---------------------------
and does not own, directly or indirectly, any interest in any other Person.

          6.4.   Capitalization.  The authorized equity securities of the
                 --------------
Company consist of 500,000 shares of common stock, par value $0.01 per share, of which 120,070.25 shares are issued and outstanding as of the date of the execution of this Stock Purchase Agreement and constitute the Shares. The Shares are beneficially owned and held of record, as of the date of the execution of this Stock Purchase Agreement by the Persons listed on and in the respective amounts set forth on Schedule 1 hereto. The Shares are duly authorized, validly
                     ----------
issued, fully paid, nonassessable and free of all preemptive rights and constitute the only issued and outstanding capital stock of the Company.

          6.5.   Outstanding Options and Other Rights.  There are no outstanding
                 ------------------------------------
rights, subscriptions, warrants, calls, unsatisfied preemptive rights, options, or other agreements of any kind to purchase or otherwise receive from the Company any of the Shares or any of the authorized but unissued shares of the capital stock or any other security of the Company, and there is no outstanding security of any kind issued by the Company convertible into capital stock of the Company. There are no treasury shares as of the date of the execution of this Stock Purchase Agreement.

          6.6.  Absence of Conflict.  Neither the execution and delivery of this
                --------------------
Stock Purchase Agreement, nor the consummation of the transactions contemplated hereby will (a) violate, conflict with, or result in the breach of any provision of the Certificate of Incorporation or Bylaws of the Company or (b) (i) violate, be in conflict with or constitute a default under any agreement or commitment to which the Company is a party or by which any of the Company's property or assets is bound, or (ii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to the Company, or (iii) result in any Encumbrance upon any of the properties or assets of the Company under any agreement to which the Company is a party or by which the Company or its assets may be bound.

          6.7.  Consents and Approvals.  Except for such consents which have
                ----------------------
been obtained and delivered to Purchaser on or prior to the Closing Date, the execution and delivery of this Stock Purchase Agreement and the consummation of the transactions contemplated hereby and the continuation in full force and effect following the consummation of the transactions contemplated hereby of all contracts and agreements set forth on Schedule 6.13, do not require the Company
                                      -------------
to obtain any consent, approval or action of, or make any filing with or give any notice to, any Person or Governmental Body.

          6.8.  Financial Statements.  True and complete copies of the Audited
                --------------------
Financial Statements and the Interim Financial Statements have been delivered to Purchaser. The Audited Financial Statements fairly present the financial position of the Company and the results of operations of the Company for the period covered by such financial statements, and have been prepared in
accordance with GAAP.   The Interim Financial Statements  fairly present the
financial position of the Company at the Balance Sheet Date, and the results of operations of the Company for the six months ended on the Balance Sheet Date, and have been prepared in accordance with GAAP, applied on a basis consistent with that of the Audited Financial Statements, subject, however, to (i) changes resulting from normal year-end audit adjustments that will not, in the aggregate be material and (ii) the absence of the type of notes that would customarily be included in a financial statement prepared in accordance with GAAP.

          6.9.  No Material Adverse Change.  Since the Balance Sheet Date, there
                --------------------------
has been no material adverse change in the business, results of operations or financial condition of the Company, nor has there been any material damage, destruction or loss of any material assets or properties of the Company that has had a material adverse effect on the condition of the Company. Since the Balance Sheet date, the Company has not taken any of the following actions:

          (a)   amended its articles of incorporation or bylaws;

          (b) issued, sold or otherwise disposed of any of its Equity Securities, or created or suffered to be created any Encumbrance thereon, or reclassified, split up or otherwise changed any of its Equity Securities or granted or entered into any options, covenants or calls or other rights to purchase or convert any Liability into its Equity Securities except and to the extent as was necessary in connection with distribution of the Excluded Assets;

     (c) organized any Subsidiary or acquired any Equity Securities of any Person or any equity or ownership interest in any business (other than portfolio investments in marketable securities and shares of capital stock of Greenwich Entertainment Group, Inc.) or made any capital contribution to or other investment in any Person;

     (d) incurred or guaranteed any indebtedness for borrowed money, except to the extent required in the ordinary course of business or for leases entered into in the ordinary course of business, or permitted any Encumbrances to be created against any of the Company's assets;

     (e) paid, discharged or satisfied any Liability other than in the ordinary course of business; provided, however, that the Company may have, on or prior to the Closing Date, applied all or any portion of its cash and cash equivalents to pay down any Liability of the Company;

     (f) except as contemplated by the Employment Agreements, the Corsearch Special Bonus Plan and the Operating Profit Bonus Plan, made or granted any increases in salaries, bonuses or other remuneration to any of the Company's employees, except in the ordinary course of business (including pursuant to employment agreements or plans in effect as of the date hereof), in accordance with its historical practices;

     (g) sold, assigned, transferred, conveyed, leased, pledged, encumbered or otherwise disposed of or agreed to sell, assign, transfer, convey, lease, pledge, encumber or otherwise dispose of any material portion of its assets or properties (other than the Excluded Assets), or any other material right, including, without limitation, the Tangible Property and the Intangible Property, except for fair consideration or in the ordinary course of business;

     (h) other than (x) the Employment Agreements, (y) the Corsearch Special Bonus Plan and (z) contracts relating to the purchase by the Company of personal computers and related peripheral equipment, entered into, amended, modified or terminated any agreement or commitment having a term in excess of one year or involving consideration or value in excess of $50,000, except in the ordinary course of business consistent with past practice;

     (i) canceled any debts or affirmatively waived any claims or rights of substantial value, except for cancellations made or waivers granted in the ordinary course of business, which, in the aggregate, are not material;

     (j) declared or paid any dividend or made any other payment or distribution in respect of its Equity Securities, other than as contemplated in connection with the distribution of the Excluded Assets;

     (k) other than commitments relating to the purchase by the Company of personal computers and related peripheral equipment, made capital expenditure commitments in excess of $50,000 in the aggregate, it being understood that nothing in the foregoing shall have prevented the Company from making capital expenditures pursuant to existing capital expenditure commitments disclosed on Schedule 6.13 hereto or not required to be
disclosed thereon;                   -------------

          (l) in any other manner, modified, changed or otherwise altered the fundamental nature of the business of the Company as conducted on the Balance Sheet Date;

          (m)   made any loan to any Person;

          (n) delayed or postponed the payment of accounts payable and other liabilities outside the ordinary course of business; or

          (o) made any material change in any accounting principles followed by it or the method of applying such principles.

          6.10  Tax Matters.  (a)  All Tax Returns required to be filed by, or
                -----------
with respect to, the Company prior to the Closing Date have been filed on a timely basis in accordance with the laws, regulations and administrative requirements of each Taxing Authority.

          (b)   Schedule 6.10 hereto lists all Income Tax Returns of the Company
                -------------
that have been audited by any Taxing Authority. Schedule 6.10 also describes all
                                                -------------
adjustments to Income Tax Returns filed by, or on behalf of, the Company that have been proposed by any representative of any Taxing Authority in currently pending Tax audits, and the resulting Income Taxes, if any, proposed to be assessed. All deficiencies proposed (plus interest, penalties and additions to tax that are proposed to be assessed thereon, if any) as a result of such examinations have been reserved against in the Interim Financial Statements or are being contested in good faith by appropriate proceedings. Other than as set forth on Schedule 6.10 hereto, neither the Company nor any Shareholder has given
         -------------
or been requested to give waivers or extensions (or is or would be subject to a waiver or extension given by any other Person) of any statute of limitations relating to the payment of Income Taxes for which the Company may be liable.

          (c) Except as set forth on Schedule 6.10, the Company has paid, or made provision as a current item on the Balance Sheet for the payment of, all Taxes with respect to operations of the Company through the Balance Sheet Date, including, without limitation, all Taxes reflected on the Tax Returns referred to in Section 6.10(a) hereof. Except as set forth on Schedule 6.10, the charges,
                                                     -------------
accruals and reserves with respect to Taxes on the books of the Company are adequate (determined in accordance with GAAP consistently applied) and are at least equal to the Company's Liability for Taxes. There exists no proposed tax assessment against the Company except as disclosed in the Balance Sheet or on
Schedule 6.10. No consent to the application of Section 341(f)(2) of the Code
- -------------
has been filed with respect to any property or assets held, acquired, or to be acquired by the Company. All Taxes that the Company is or was required to withhold or collect have been duly withheld or collected and, to the extent required, have been paid to the proper Governmental Body or other Person. There are no Encumbrances with respect to Taxes upon any of the properties or assets, real or personal, tangible or intangible, of the Company (except for Taxes not yet due or payable).

          (d) There is no existing tax sharing agreement that may or will require that any payment be made by or to the Company on or after the Closing Date.

          (e) None of the Shareholders is a foreign person within the meaning of Section 1445 of the Code.

          (f) The Company has never been included in a consolidated Tax Return filed by any other Person.

          6.11. Employee Benefits.   (a)  Except as set forth on Schedule 6.11
                -----------------                                -------------
hereto, the Company (i) does not maintain or contribute to or have any obligation with respect to, and none of the employees of the Company is covered by, any bonus, deferred compensation, severance pay, pension, profit-sharing, retirement, insurance, stock purchase, stock option, or other fringe benefit plan, arrangement or practice, written or otherwise, or any other "employee benefit plan," as defined in Section 3(3) of ERISA, whether formal or informal (collectively, "Plans"), and (ii) is not a party to any contract for the employment of any employee of the Company or any other person who renders services to the Company. None of the Plans is a "multiemployer plan," as defined in Section 3(37) of ERISA, or a funded welfare benefit plan, as defined in Section 419 of the Code.

          (b) With respect to each Plan, the Company has heretofore delivered or caused to be delivered to Purchaser true, correct and complete copies of all documents which comprise the most current version of each of such Plan, including any related trust agreements, insurance contracts, or other funding or investment agreements and any amendments thereto. Except as set forth in
Schedule 6.11, none of the Plans has been amended or will be amended prior to
- -------------
the Closing Date.

          (c) The Company has performed and complied in all material respects with all of its obligations under and with respect to the Plans.

          (d) There are no unpaid contributions due prior to the date hereof with respect to any Plan that are required to have been made, or that will come due with respect to any period prior to the Closing Date, under the terms of the Plan or any applicable law. All accruals for Plans through the Balance Sheet Date have been made in accordance with GAAP and are reflected on the Interim Financial Statements.

          (e) The Company has no obligation to provide health benefits or other non-pension benefits to retired or other former employees, except as specifically required by Section 4980B of the Code or Part 6 of Title I of ERISA or as set forth on Schedule 6.11 hereto.
                   -------------

          (f) Except for those individuals who are Participants (as defined in the Corsearch Special Bonus Plan) under the Corsearch Special Bonus Plan, no director, officer, employee or agent of the Company is or will be entitled to any severance, bonus or other payment or benefit as a result of this Stock Purchase Agreement, the Closing or any other change of control with respect to the Company.

          6.12.  Compliance With Law.  (a)  The operation of the business of
                 -------------------
the Company has been conducted in all material respects in accordance with all applicable laws, regulations and other requirements of all Governmental Bodies, excluding those relating to Environmental Laws (which are discussed in Section 6.12(b) hereof). The Company has all licenses, permits, orders, consents and approvals of, and has made all required registrations with, any Governmental Body that are required for the conduct of the business of the Company, excluding those relating to compliance with Environmental Laws (which are discussed in Section 6.12(b) hereof). All such licenses, permits, orders, consents and approvals are in full force and effect, no material violations are or have been recorded in respect thereto, and no proceeding is pending, or, to the best of the knowledge of the Shareholders, threatened, to revoke or limit any such license, permit, order, consent or approval.

          (b) The Company (i) is not in violation of the Environmental Laws and has obtained all permits, if any, required by applicable Environmental Laws for the conduct of its business and operations and (ii) has not used, handled, released, or disposed of any Hazardous Substance except in material compliance with applicable Environmental Laws.

          6.13.  Contracts and Other Agreements.  Schedule 6.13 hereto sets
                 ------------------------------   -------------
forth all of the following contracts and other agreements (written or oral) to which the Company is a party or by or to which its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, shareholder or other Affiliate of the Company or with any other current employee or consultant of the Company or with an entity in which any of the foregoing is a controlling Person; (ii) contracts and other agreements with any labor union or association representing any employee of the Company; (iii) contracts and other agreements with any Person to provide goods or services that cannot be canceled by the Company on notice of 90 days or less without penalty; (iv) contracts and other agreements for the sale or purchase of any assets or services in excess of $100,000; (v) joint venture or partnership agreements; (vi) contracts and other agreements under which the Company agrees to indemnify any Person in an amount in excess of $100,000 or to pay or share the tax liability of any Person; (vii) contracts and other agreements containing covenants of the Company not to compete in any line of business or with any Person in any geographical area or covenants of any other Person not to compete with the Company in any line or business or in any geographical area; (viii) contracts and other agreements relating to the lending or borrowing of money by the Company, including, without limitation, capitalized leases and installment purchase obligations; (ix) the Company's main office lease and any other contracts and agreements pursuant to the terms of which there is a direct current or future obligation of the Company to make payments in excess of $100,000; (x) any guarantees of indebtedness given by the Company in respect of indebtedness or other obligations of any Person and (xi) any other contract not made in the ordinary course of business which is material to the Company and is to be performed in whole or in part after the Closing Date. All such contracts and other agreements are in full force and effect and are binding upon the Company. The Company is not in default in any material respect under any of such agreements, has not received any notice of a default, and, to the best of the knowledge of the Shareholders, no other party to any such contract or other agreement is in default thereunder and no condition exists that constitutes a material default thereunder. The Company has made available to Purchaser true and correct copies of all written contracts and other agreements listed on
Schedule 6.13 hereto for its review.
- -------------

          6.14.   Actions and Proceedings.  There are no outstanding orders,
                  -----------------------
judgments, injunctions, awards or decrees of any court, arbitrator or Governmental Body against the Company or any actions, suits or claims or legal, administrative or arbitral proceedings or investigations pending, or, to the best of the knowledge of the Shareholders, threatened against or involving the Company or any of its properties or assets.

          6.15.   Insurance.  Schedule 6.15 hereto sets forth a list of all
                  ---------   -------------
insurance policies of any nature maintained as of the date of this Stock Purchase Agreement by or on behalf of the Company and relating to its business and/or assets. Such policies are in full force and effect. Except for claims set forth on Schedule 6.15 hereto there are no outstanding unpaid claims under
             -------------
any such policy.

          6.16.   No Broker's, Finder's or Similar Fees.  The Company has
                  -------------------------------------
engaged Oppenheimer & Co., Inc. ("Oppenheimer") in connection with the transactions contemplated by this Stock Purchase Agreement and any fees payable to Oppenheimer shall be included in the Transaction Costs and shall be payable by Purchaser on behalf of the Company. Other than Oppenheimer, the Company has not, and the Company's officers, directors and employees have not, and the Shareholders have not, employed any broker or finder or incurred any liability for any brokerage or finder's fee or commission or similar payment in connection with the transactions contemplated by this Stock Purchase Agreement.

          6.17.   Tangible Property.  The Tangible Property is in good operating
                  -----------------
condition and repair and is reasonably suited for its intended purposes and current operations, subject to normal wear and tear. All material leases, conditional sale contracts, franchises or licenses pursuant to which the Company may hold or use any interest owned or claimed by the Company (including, without limitation, options) in or to the Tangible Property are in full force and effect, and free and clear of all Encumbrances.

          6.18.   Intangible Property.   The Company has the right to use the
                  -------------------
Intangible Property, free and clear of all claims or rights of others. As of the Closing Date, the conduct by the Company of its business does not infringe upon or violate the patents, trademarks, trade names, service marks, trade secrets, copyrights, licenses or other intellectual property rights of any other Person. Schedule 6.18 hereto sets forth all the Intangible Property. The
         -------------
execution, delivery, and performance of this Stock Purchase Agreement and the transactions contemplated hereby will not result in the loss or impairment of, or in any other way adversely affect any of the Intangible Property.

          6.19.   Liabilities.  Except as set forth in any Schedule hereto, as
                  -----------
of the Balance Sheet Date, the Company has no Liabilities that were not disclosed or reflected on the Balance Sheet. The Company has not, except in the ordinary course of business, incurred any Liabilities since the Balance Sheet Date. Since the Balance Sheet Date, all Liabilities becoming due and payable have been paid in the ordinary course of business consistent with past practice.

          6.20.   Title to Assets.  The Company owns no real property.  The
                  ---------------
Company has good and marketable title to all of its assets, including without limitation, all of the Tangible Property, Intangible Property, and other assets reflected on the Balance Sheet or described in Sections 6.17 and 6.18 hereof, in each case free and clear of any Encumbrances, except for

(i) Encumbrances specifically described in the notes to the Audited Financial Statement; (ii) assets used, sold or otherwise disposed of in the ordinary course of business since the Balance Sheet Date; (iii) Encumbrances securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like Persons, all of which are not yet due and payable or are being contested in good faith; or (iv) assets held or used pursuant to any lease listed on Schedule 6.13 hereto.
                                -------------

          6.21.   Labor Relations.  There are no labor disputes, material
                  ---------------
grievances, arbitration proceedings or any union organization activities, strikes, work stoppages or slowdowns pending, or to the best of the Shareholders' knowledge, threatened between the Company and any of its employees or their representatives. There are no charges of unfair labor practices pending, or to the best of the Shareholders' knowledge, threatened against the Company before any governmental, regulatory or administrative agency.

          6.22.   Best Knowledge Defined.  As used in this Section 6, "best
                  ----------------------
knowledge of the Shareholders" means the actual knowledge of any of the Shareholders.

          6.23.   Accounts Receivable (i) all of the accounts and notes
                  -------------------
receivable that have been recorded on the books of the Company are bona fide and represent accounts and notes receivable validly due for goods sold or services rendered and are reasonably expected to be collected in full within 120 days after the applicable invoice or note maturity date (other than such accounts and notes receivable that, individually or in the aggregate, do not have a book value as of the date hereof in excess of $25,000); (ii) all of such accounts and notes receivable are free and clear of any and all Encumbrances and other adverse claims and charges and none of such accounts or notes receivable is subject to any offset of claim of offset; and (iii) no obligor on any such account or note receivable has given notice to the Company that it will or may refuse to pay the full amount or any portion thereof.

          6.24.   Books and Records.  All books, records and files of the
                  -----------------
Company (i) have been prepared, assembled and maintained in accordance with usual and customary policies and procedures of a privately-held corporation and
(ii) fairly and accurately reflect the ownership, use, enjoyment and operation by the Company of its assets.

          6.25.   Improper Payments.  Neither the Company nor the Shareholders,
                  -----------------
directly or through any intermediary, nor any of the officers, directors, employees, agents or affiliates of the Company or the Shareholders have made, directly or indirectly, any domestic or foreign payments for bribes or other questionable or illegal payments or have maintained or permitted to exist any unrecorded bank accounts, "slush" funds or falsified books or any other device that has been intentionally utilized to improperly distort records or reports of the true operating results and financial condition of the Company.

          7.     Representations and Warranties of Purchaser.  Purchaser
                 -------------------------------------------
represents and warrants to the Shareholders as follows:

          7.1    Due Incorporation and Authority.  Purchaser is a corporation
                 -------------------------------
duly organized, validly existing and in good standing under the laws of the State of Delaware, and has all requisite corporate authority to conduct its business as it is now being conducted. The execution, delivery and performance by Purchaser of this Stock Purchase Agreement has been duly and validly authorized by the Board of Directors of Purchaser and no other corporate proceedings on the part of Purchaser are necessary to authorize the execution, delivery and performance by Purchaser of this Stock Purchase Agreement. This Stock Purchase Agreement has been duly and validly executed and delivered by or on behalf of Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable in accordance with its terms, except as such enforcement may be limited by applicable bankruptcy, insolvency, moratorium or other laws affecting creditor's rights generally and general principles of equity.

          7.2.   Consents and Approvals. The execution, delivery and performance
                 ----------------------
by Purchaser of this Stock Purchase Agreement do not require Purchaser to obtain any consent, approval or action of any Person or Governmental Body.

          7.3.   No Broker's, Finders or Similar Fees. Purchaser has not, and
                 ------------------------------------
Purchaser's officers, directors and employees have not, employed any broker or finder or incurred any liability for any brokerage of finder's fee or commission or similar payment in connection with the transactions contemplated by this Stock Purchase Agreement.

          7.4.   Investment Intent.  Purchaser is purchasing the Shares for its
                 -----------------
own account, for investment purposes, and not with a view to the resale or distribution thereof in violation of applicable federal or state securities laws.

          7.5.   Financing.  Purchaser has sufficient financing to allow it to
                 ---------
purchase the Shares on the terms set forth in this Stock Purchase Agreement and to consummate the transactions contemplated hereby.

          7.6.   Absence of Certain Proceedings.  There is no pending Proceeding
                 ------------------------------
that has been commenced or to Purchaser's knowledge is threatened to be commenced against Purchaser, and that challenges, or may have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated by this Stock Purchase Agreement.

          7.7.   Absence of Conflict.  Neither the execution and delivery of
                 -------------------
this Stock Purchase Agreement by Purchaser nor the consummation of the transactions contemplated hereby will (i) violate, conflict with, or result in the breach of any provision of the Certificate of Incorporation or Bylaws of Purchaser, (ii) violate, be in conflict with or constitute a default under any agreement or commitment to which Purchaser is a party or (iii) violate any statute or law or any judgment, decree, order, regulation or rule of any court or other Governmental Body applicable to Purchaser; the consequences of which violation of (i), (ii) or (iii) would give any Person the right to prevent, delay, or otherwise interfere with any of the transactions contemplated hereby.

          8.    Covenants and Agreements.
                ------------------------

          8.1.  Expenses.  All legal, accounting and other fees and expenses
                --------
incurred by the Shareholders and/or the Company in connection with this Stock Purchase Agreement and the transactions contemplated hereby (the "Transaction Costs"), and which are included in the Transaction Costs Statement, shall be paid by Purchaser on behalf of the Company. Purchaser shall bear its own expenses incurred in connection with this Stock Purchase Agreement and the transactions contemplated hereby.

          8.2.  Further Assurances.  Each of the parties hereto shall, and the
                ------------------
Shareholders shall cause the Company to, execute such further documents, agreements, certificates and other instruments and take such further actions as may be reasonably necessary or appropriate to carry out the provisions hereof and the transactions provided for herein.

          8.3.  Director and Officer Liability and Indemnification; Professional
                ----------------------------------------------------------------
Liability Insurance.  (a)  Purchaser hereby agrees that, for a period of three
- -------------------
(3) years after the Closing, it shall not, and shall not permit the Company to repeal or modify any provision in its charter documents or bylaws relating to exculpation or indemnification of former officers and directors (unless required by law), it being the intent of the parties that those individuals serving as the officers and directors of the Company prior to the Closing shall continue to be entitled to such exculpation and indemnification to the fullest extent permitted under the law of its jurisdiction of incorporation.

          (b) Purchaser hereby agrees that, for a period of three (3) years after the Closing, it shall either (A) (i) not and shall not permit the Company to cancel, suspend or otherwise terminate the Miscellaneous Professional Liability Policy maintained by the Company with National Union Fire Insurance Company of Pittsburgh, P.A. (the "Existing E&O Policy"), (ii) shall pay or shall cause the Company to pay, on a timely basis, any and all premiums or other amounts required to be paid in connection with the Existing E&O Policy and (iii) shall renew or shall cause the Company to renew the Existing E&O Policy at any and all times necessary to maintain the continued effectiveness thereof OR (B)
                                                                        --
cause the Company to obtain an errors and omissions insurance policy providing coverage equivalent to or more extensive than (but under no circumstances less extensive than) the Existing E&O Policy, which such insurance shall include coverage of claims relating to periods prior to the Closing Date.

          8.4.  Plans.  (a)  On and following the Closing Date, (i) Purchaser
                -----
shall cause the Company to administer the Corsearch Special Bonus Plan in accordance with the terms and conditions thereof, including, without limitation, the payment when due of any and all amounts due to eligible employees thereunder (including, the Subsequent Bonus Payment (as defined therein) in the amount of $125,000) and (ii) Purchaser shall not permit the Company to terminate the effectiveness of the Corsearch Special Bonus Plan other than in accordance with the terms thereof. The parties acknowledge that on or prior to the Closing Date, the Company paid the Initial Bonus Payment (as defined in the Corsearch Special Bonus Plan) to eligible employees pursuant to such plan.

          (b) On and following the Closing Date, Purchaser shall cause the Company to administer the Operating Profit Bonus Program, in accordance with past practice of the Company and the terms and conditions thereof, so as to pay all amounts due and payable in respect of the fiscal year ending December 31, 1996 (which such amounts are estimated, as of the date hereof, to be approximately $140,000), to eligible employees thereunder.

          8.5.   Disposition of Excluded Assets.  (a)  The parties hereto hereby
                 ------------------------------
acknowledge that the Excluded Assets are specifically excluded from the sale hereunder to Purchaser and that on or prior to the date hereof (to the extent desired by the Shareholders), such assets (i) may have been assigned, transferred, or otherwise distributed to the Shareholders or (ii) may have been sold and the proceeds thereof distributed to the Shareholders.

          (b) The Shareholders hereby acknowledge and agree that the Company shall, on the Closing Date, effect the distribution of the Excluded Assets (other than the Greenwich Stock) to the Shareholders by means of a partial redemption of the shares of the common stock, $.01 par value per share, of the Company held by the Shareholders (on a pro rata basis in accordance with each Shareholder's percentage ownership of the Company) in exchange therefor. The Shareholders hereby consent to such redemption.

          8.6.   Tax Matters.  (a)  The Representatives and Purchaser agree that
                 -----------
an election under Section 338 of the Code (or any similar provision of the law of any state and local taxing jurisdiction) will not be made with respect to the sale of the Shares pursuant to this Stock Purchase Agreement.

          (b)    (i)   At the direction of, and following approval by, the
Representatives, the Company shall file, on a timely basis all Tax Returns for the Company with respect to taxable periods that end on or before the Closing Date (such date also being hereinafter referred to as the "Stub End Date").

                 (ii) Purchaser shall file, or cause to be filed, on a timely basis all, Tax Returns for the Company with respect to taxable periods that end after the Stub End Date.

          (c)    (i)   The Shareholders, severally and not jointly (except to
the extent payment is made out of the Indemnity Escrow Deposit), shall pay, indemnify and hold harmless Purchaser and the Company (but without duplication of payment), and their successors, from and against all liabilities for Taxes attributable to taxable periods ending on or before the Stub End Date attributable to the income, business, assets, operations, activities and status of the Company, but only to the extent such Taxes were not paid in full prior to the Closing Date or the payment of such Taxes was not provided for in full in reserves included as current liabilities on the Closing Date Balance Sheet.

                 (ii) Purchaser shall pay, indemnify and hold harmless the Shareholders and their successors from and against all liabilities for Taxes attributable to taxable periods beginning after the Stub End Date attributable to the income, business, assets, operations, activities and status of the Company.

                 (iii) For purposes of this Section 8.6(c), the Stub End Date shall be treated as the last day of a taxable period whether or not the taxable period in fact ends on the Stub End Date. Subject to the provisions of subparagraphs (c)(iv) hereof, the independent certified public accountants for the Company shall determine the amount, if any, of Taxes properly accruable for any period that does not in fact end on the Stub End Date. For purposes of this Section 8.6 and the calculation of any indemnity, interest, penalties or additions to tax accruing after the Stub End Date with respect to a liability for Taxes for which the Shareholders are required to indemnify the Company or Purchaser shall be deemed to be attributable to a taxable period ending on or before the Stub End Date, and interest, penalties or additions to tax accruing after the Stub End Date with respect to a liability for Taxes for which Purchaser is required to indemnify the Shareholders shall be deemed to be attributable to a tax period ending after the Stub End Date.

          (iv) Whenever it is necessary to determine the liability for Taxes for a portion of a taxable year or period that begins before and ends after the Stub End Date, the determination of the Taxes for the portion of the year or period ending on the Stub End Date, and the portion of the year or period beginning on the day after the Stub End Date, shall be determined by assuming that the taxable year or period ended at the close of business on the Stub End Date, except that exemptions, allowances or deductions that are calculated on an annual basis and annual property taxes shall be prorated on the basis of the number of days in the annual period elapsed through the Stub End Date as compared to the number of days in the annual period elapsing after the Stub End Date.

          (d)   (i)   Purchaser or the Representatives, as the case may be,
shall include in a notice of any claim for indemnification pursuant to this
Section 8.6 a calculation of the amount of the requested indemnity payment, which calculation shall reflect a reduction for the net amount of any Tax benefits realized by the claimant to the extent (i) the claim for which indemnification is sought gives rise to a deductible loss or expense and
(ii) the receipt or right to receive payment of such indemnification claim will not result in any elimination or reduction of the deduction for such loss or expense or the realization of taxable income or other liability for Taxes with respect thereto. If the Representatives or Purchaser, as applicable, disagree with the calculation of the indemnity payment, the Representatives and Purchaser shall attempt to resolve such disagreement for a period of 15 days. If the parties fail to reach an agreement at the end of such period, such disagreement shall be submitted to the Nonpartisan Accountants, whose determination shall be final and binding on all parties. The cost of the Nonpartisan Accountants shall be borne equally by the Shareholders and Purchaser.

                (ii) Within 10 days after the indemnity calculation has been resolved or determined, as provided in Section 8.6(d)(i) above, the Shareholders, severally and not jointly (except to the extent payment is made out of the Indemnity Escrow Deposit) shall pay to Purchaser or the Company, as the case may be, or Purchaser shall pay to the Shareholders, such amounts as have been determined to be due as a result of the indemnifications provided in
Section 8.6(c) above.

           (e) The Shareholders shall be entitled to any refund of any Taxes with respect to periods ending on or before the Stub End Date except to the extent the right to such refund was reflected on the Closing Date Balance Sheet. The Representatives shall have the right to determine whether any claim for refund for such Taxes shall be made on behalf of the Shareholders by the Company. If the Representatives elect to make a claim for refund for such Taxes, Purchaser and the Company shall cooperate fully in connection therewith. The

Shareholders shall reimburse Purchaser and the Company for reasonable out-of-pocket expenses incurred in providing such cooperation. Any refund received by the Shareholders pursuant to this Section 8.6(e) shall in no way be limited, decreased, disallowed, or in any other way affected by the provisions of Section 9 of this Stock Purchase Agreement.

          (f) Purchaser shall inform the Representatives and the Representatives shall be entitled to control and conduct those aspects of audits, examinations or proceedings ("Tax Contests") relating to the Company that are related to (i) the liability for any Taxes for which Shareholders would be required to indemnify the Company or Purchaser pursuant to this Stock Purchase Agreement, or (ii) a claim for refund of any Taxes to which the Shareholders would be entitled pursuant to this Section 8.6. All other Tax Contests relating to the Company shall be controlled by the Company. Costs of any Tax Contest are to be borne by the party controlling such Tax Contest. The Representatives' right to control and conduct a Tax Contest shall be limited to amounts in dispute which would be paid by the Shareholders or refunded to the Shareholders pursuant to this Stock Purchase Agreement. With respect to a Tax Contest which the Representatives are entitled to control, the Representatives shall have the right to determine, in their sole discretion, such issues as (w) the forum, administrative or judicial, in which to contest any proposed adjustment, (x) the attorney and/or accountant to represent the Company in the Tax Contest, (y) whether or not to appeal any decision of any administrative or judicial body, and (z) whether to settle any such Tax Contest. The Company shall deliver to the Representatives any power of attorney required to allow the Representatives and their counsel to represent the Company in connection with the Tax Contest and shall use its best efforts to provide the Representatives with such assistance as may be reasonably requested by the Representatives in connection with the Tax Contest.

          (g) Without the prior written consent of the Representatives, neither Purchaser, the Company, nor any Affiliate of Purchaser shall (i) make any election or (ii) file any amended Tax Return or propose or agree to any adjustment of any item with the Internal Revenue Service or any other Taxing Authority with respect to any tax period ending on or before the Stub End Date that would have the effect of increasing the liability for any Taxes or reducing any Tax benefit of the Shareholders or (to the extent of any resulting indemnification obligations of the Shareholders) the Company.

          (h) All transfer, documentary, sales, use, registration and other similar Taxes and fees (including any penalties and interest) incurred in connection with this Stock Purchase Agreement and the transactions contemplated herein shall be paid by Purchaser, and Purchaser shall, at its own expense, file all necessary Tax Returns and other documentation with respect to all such Taxes and fees.

          (i) Following the Closing, (x) Purchaser shall cause the Company to give the Representatives and their authorized representatives access to its books and records (and permit Shareholders to make copies thereof), to the extent relating to periods prior to or including the Stub End Date, as the Representatives may reasonably request for purposes of preparing Tax Returns and conducting proceedings relating to Taxes; and (y) Purchaser hereby agrees that it will retain, until all appropriate statutes of limitation (including any extensions) expire, copies of all Tax Returns, supporting work schedules and other records or information which may be relevant to such Tax Returns, and that it will not destroy or otherwise dispose of such materials without first providing the Representatives with a reasonable opportunity to review and copy such materials.

          8.7.  T/SF Non-Compete.  From the Closing through December 31, 1999,
                ----------------
T/SF hereby covenants and agrees that it will not own, control or operate any trademark search business other than the Company, without the prior written consent of Robert Frank.

          8.8.  T/SF Plan Participation.  The Company shall become a
                -----------------------
Participating Employer under the T/SF Communications Corporation Savings and Retirement Plan ("T/SF Plan") as of January 1, 1997. Each employee of the Company who has completed at least one year of service measured from his or her date of hire with the Company shall be eligible to participate in the T/SF Plan as of January 1, 1997, or any entry date thereafter during continued employment. Each employee's years of service with the Company shall be recognized for eligibility and vesting under the T/SF Plan.

          9.    Survival of Representations and Warranties; Indemnification.
                -----------------------------------------------------------

          9.1.  Survival.  The representations and warranties of the parties to
                --------
this Stock Purchase Agreement shall survive the Closing for a period of two years from the Closing Date. The right to indemnification under this Section 9 or Section 8.6 under this Stock Purchase Agreement will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Stock Purchase Agreement or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any representation, warranty, covenant or obligation of the Indemnitor.

          9.2.  Indemnification Obligations of the Shareholders.  (a)  Subject
                -----------------------------------------------
to the limitations on indemnification set forth in Section 9.7 hereof, from and after the Closing Date, the Shareholders shall jointly and severally indemnify and hold harmless Purchaser, T/SF and the Company (sometimes referred to collectively in this Section 9 as "Purchaser"), and their respective successors and assigns, from and against any and all Liabilities, Proceedings, Judgments, obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including but not limited to reasonable attorneys' fees) resulting from (i) any misrepresentation or breach of warranty on the part of any of the Shareholders under the terms of this Stock Purchase Agreement and
(ii) any Liabilities of the Company attributable to any period ending on or prior to the Closing Date, and which are not recorded as liabilities on the Balance Sheet or as current liabilities on the Closing Date Balance Sheet.

          (b) From and after the Closing Date, each Shareholder shall severally and individually indemnify and hold harmless Purchaser, and its successors and assigns, from and against any and all Liabilities, Proceedings, Judgments, obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including but not limited to reasonable attorneys' fees) resulting from any misrepresentation or breach of warranty on the part of such Shareholder under Section 5 of this Stock Purchase Agreement (a claim for indemnification in respect of such a breach being a "Section 5 Claim"). Notwithstanding the preceding sentence, in no event shall any individual Shareholder be liable with respect to any and all Indemnification Matters relating to Section 5 Claims, in the aggregate, for more an amount equal to the sum of

(A) (i) in the case of a Non-Management Shareholder, such Non-Management Shareholder's Pro Rata Share of the Non-Management Shareholders Purchase Price and (ii) in the case of Robert Capshaw, Robert Frank, Micah Frank and Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, the total consideration actually received by such party in respect of the Shares sold by such party to Purchaser hereunder plus (B) all reasonable costs and expenses incurred by Purchaser or the Company, as the case may be, in connection with the resolution of any Section 5 Claim or any claim, action or proceeding which is the basis thereof.

          9.3.  Indemnification Obligations of Purchaser.  From and after the
                ----------------------------------------
Closing Date, Purchaser shall indemnify and hold harmless each of the Shareholders, and each such Shareholder's successors, assigns, personal representatives and heirs, from and against any and all Proceedings, Judgments, Obligations, losses, damages, deficiencies, settlements, assessments, charges, costs and expenses (including but not limited to reasonable attorneys' fees) resulting from (i) any misrepresentation or breach of warranty on the part of Purchaser under the terms of this Stock Purchase Agreement and (ii) any Liabilities arising out of events which occurred on or following the Closing Date.

          9.4.  Indemnification Notice.  With respect to each event, occurrence
                ----------------------
or matter (each, an "Indemnification Matter") as to which Purchaser on the one hand or any Shareholder or the Shareholders on the other hand (referred to as the "Indemnitee"), is entitled to indemnification from the other (referred to as the "Indemnitor") under this Section 9, within ten days after the Indemnitee receives any written documents underlying an Indemnification Matter, or, if an Indemnification Matter does not involve a third party action, suit, claim or demand, promptly after the Indemnitee first has actual knowledge of such Indemnification Matter, the Indemnitee shall give notice to the Indemnitor of the nature of such Indemnification Matter and the amount demanded or claimed in connection therewith (an "Indemnification Notice"). In connection with any Indemnification Matter with respect to which the Shareholders are the Indemnitor, Purchaser in its capacity as Indemnitee shall give Indemnification Notice to each Representative on behalf of the Shareholders. Any failure to give, or any delay in giving, an Indemnification Notice shall not relieve the Indemnitor from any liability that it may have to Indemnitee hereunder, except to the extent that Indemnitor demonstrates that the defense of such action is prejudiced by such failure or delay. The Representatives shall be empowered to act on behalf of the Shareholders in connection with any Indemnification Matter with respect to which the Shareholders are the Indemnitor (excluding, however, Indemnification Matters related to claims made by Purchaser against an individual Shareholder under Section 9.2(b) hereof).

          9.5.  Defense of Indemnification Matters.  If an Indemnification
                ----------------------------------
Matter involves a third party action, suit, claim or demand, then, upon receipt of the Indemnification Notice, the Indemnitor shall, at its expense and through counsel of its choice, promptly assume and have sole control of the litigation, defense or settlement of such Indemnification Matter (the "Defense"), except that:

          (a) The Indemnitee may, at its option and expense and through counsel of its own choice, participate in (but not control) the defense.

          (b) The Indemnitor shall not consent to any Judgment or agree to any settlement without the Indemnitee's prior written consent, unless (i) there is no finding or admission of any violation of law or any violation of the rights of any Person and no effect on any other claims that may be made against the Indemnitee, and (ii) the sole relief provided is monetary damages that are paid in full by the Indemnitor.

          (c) If the Indemnitor does not, within fifteen (15) days of the notice referred to above, retain counsel and otherwise assume the Defense, the Indemnitee may, at its option and through counsel of its choice (who shall be reasonably acceptable to Indemnitee), assume the Defense; provided that the Indemnitor shall continue to be obligated to indemnify the Indemnitee for all reasonable expenses incurred by Indemnitee with respect thereto, including, without limitation, the fees and expenses of counsel.

          (d) In any event, the Indemnitor and the Indemnitee shall fully cooperate with each other in connection with the Defense, including, but not limited to, furnishing all available documentary or other evidence as is reasonably requested by the other.

          9.6.  Indemnification Payments.  All amounts owed by an Indemnitor to
                ------------------------
an Indemnitee with respect to an Indemnification Matter (if any) shall be paid in full, in the manner directed by such Indemnitee, within twenty business days after a final settlement or agreement as to the amount owed is reached, or after a final Judgment (without further right of appeal) determining the amount owed is rendered.

          9.7.  Limits on Indemnification.  Notwithstanding the other provisions
                -------------------------
of this Section 9, an Indemnitor's liability under this Section 9 with respect to an Indemnification Matter shall be limited as follows:

          (a)   Deductible.  No amount shall be payable by the Shareholders (or
                ----------
any one of them) under this Section 9 with respect to any Indemnification Matter, other than a Section 5 Claim, unless and until the aggregate amount otherwise payable by the Shareholders (or any one of them) under this Section 9 with respect to all Indemnification Matters (other than Section 5 Claims), exceeds $100,000 (the "Deductible"), in which event all amounts in excess of such amount payable by the Shareholders (or any one of them) under this Section 9 (other than Section 9.2(b)) shall be payable in full subject to the limitations contained in Section 9.7(b) hereof; provided, that any Indemnification Matter relating to claims by any employee or former employee of the Company under the Fair Labor Standards Act (or any applicable state law comparable thereto) shall be payable if and to the extent the aggregate amount of such claims exceeds $25,000 (with all such claims up to such aggregate amount of $25,000 counting against the Deductible).

          (b)   Ceiling; Indemnity Escrow.  (i) The aggregate liability of the
                --------------------------
Shareholders under this Section 9 for all Indemnification Matters (other than
Section 5 Claims) shall in no event exceed, in the aggregate, $1,250,000, and in no event shall any individual Shareholder be liable with respect to any and all Indemnification Matters (except for Section 5 Claims), in the aggregate, for more than an amount equal to the product of (i) $1,250,000 and (ii) such Shareholder's percentage holdings of the Company as of the Closing Date. The maximum liability of any Shareholder with respect to an Indemnification Matter related to a Section 5 Claim shall be as provided in Section 9.2(b) only, and no liability related to Section 5 Claims shall be counted towards the maximum aggregate liability for other Indemnification Matters set forth in this Section 9.7(b).

          (ii) At the Closing, (i) the Non-Management Shareholders and Purchaser shall enter into the Indemnity Escrow Agreement with Citibank, N.A., as Escrow Agent (the "Escrow Agent") and (ii) Purchaser shall deposit a portion of the Preliminary Purchase Price equal to $955,102.04 (the "Indemnity Escrow Deposit") in an account with the Escrow Agent, to be held, administered and distributed by the Escrow Agent in accordance with the terms of the Indemnity Escrow Agreement.

          (iii) Purchaser agrees and acknowledges that Purchaser's sole and exclusive remedy in the event of a claim against the Non-Management Shareholders, Robert Capshaw, Robert Frank, Micah Frank and Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act, respectively, for indemnification pursuant to this Section 9, or otherwise (other than in connection with Section 5 Claims against individual Shareholders and claims under Section 8.6), is limited to (x) with respect to the Non-Management Shareholders, to recourse against the Indemnity Escrow Deposit (including any earnings thereon or with respect thereto) held pursuant to the Indemnity Escrow Agreement and (y) with respect to Robert Frank, Micah Frank, Robert Frank, as custodian for Dakota Frank under the Uniform Gifts to Minors Act and Robert Capshaw, to the right of offset granted to Purchaser pursuant to each of the Robert Capshaw Base Price Promissory Note, the Micah Frank Base Price Promissory Note, the Dakota Frank Base Price Promissory Note and the Robert Frank Base Price Promissory Note.

          (iv) Purchaser hereby covenants and agrees that in each event in which payments in respect of the indemnity hereunder are due to Purchaser (other than in connection with Section 5 Claims against individual Shareholders), payment in respect of such amounts shall be made as follows: (v) 76.4082% of each such payment will be paid by means of recourse to the Indemnity Escrow Deposit held under the Indemnity Escrow Agreement, (w) 13.0612% of each such payment will be made by means of exercise by Purchaser of the right of offset granted to Purchaser pursuant to the Robert Frank Base Price Promissory Note,
(x) 2.9388% of each payment will be made by means of exercise by Purchaser of the right of offset granted to Purchaser pursuant to the Micah Frank Base Price Promissory Note, (y) 2.6122% of each payment will be made by means of exercise by Purchaser of the right of offset granted to Purchaser pursuant to the Dakota Frank Base Price Promissory Note and (z) 4.9796% of each such payment will be made by means of exercise by Purchaser of the right of offset granted to Purchaser pursuant to the Robert Capshaw Promissory Note. In addition, Purchaser may seek payment in connection with amounts due Purchaser for indemnification claims under Section 8.6 by means of the procedure set forth in the preceding sentence; provided, that in no event shall such right result in aggregate or
          --------
individual liability for the Shareholders or any Shareholder in excess of that contemplated by Section 9.7(b) hereof. Notwithstanding the foregoing, Section 5 Claims may be made only against, and payment in respect therefor may be sought only from, the individual Shareholder who is alleged to have breached a representation under Section 5 of this Stock Purchase Agreement.

          (c)    Time Limitation.  With respect to any Indemnification Matter,
                 ---------------
an Indemnitor shall have no liability unless the Indemnitee gives an Indemnification Notice in accordance with Section 9.4 hereof within 24 months after the Closing Date. Notwithstanding the preceding sentence, indemnification claims under Sections 9.2 or 9.3 for breaches of covenants to be performed after the Closing Date may be made by the Shareholders or Purchaser, respectively, at any time.

          (d)   Calculation of Damages.  The amount of damages payable by an
                ----------------------
Indemnitor under this Section 9.7 shall be reduced by any insurance proceeds received by the Indemnitee with respect to the claim for which indemnification is sought, net of retrospective premium adjustments and similar charges.

          10.   Miscellaneous.
                -------------

          10.1. Guarantee of T/SF Communications Corporation.  T/SF
                --------------------------------------------
Communications Corporation guarantees the payment and performance of all obligations and duties of Purchaser, whether financial or nonfinancial, under this Stock Purchase Agreement.

          10.2. Notices.  All notices, consents, and other communications under
                -------
this Stock Purchase Agreement shall be in writing and shall be deemed given when
(a) delivered by hand, (b) sent by telecopier (with receipt confirmed) provided that a copy is sent in the manner provided by clause (c), or (c) when received by the addressee if sent by DHL, Federal Express, Airborne Express, World Courier or other generally recognized international express delivery service (receipt requested), in each case to the appropriate addresses and telecopier numbers set forth below (or to such other addresses and telecopier numbers as a party may designate as to itself by notice to the other party):

          (a)   If to Purchaser:

                c/o T/SF Communications Corporation
                2407 East Skelly Drive
                Tulsa, Oklahoma 74105
                Telecopier No.: 918-743-1291
                Attention: Howard G. Barnett, Jr.

                with a copy to:

                Conner & Winters
                2400 First Place Tower
                15 East Fifth Street
                Tulsa, Oklahoma 74103
                Telecopier No.: 918-586-8548
                Attention: Robert A. Curry, Esq.

          (b) If to the Shareholders, to each Representative, at the address and telecopier number specified below such Representative's signature to this Stock Purchase Agreement, with a copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, Attention: Mark S. Selinger, Esq. (Telecopier No. (212) 836-7246).

          (c) If to the Representatives, to each Representative at the address and telecopier number specified below such Representative's signature to this Stock Purchase Agreement, with a copy to Kaye, Scholer, Fierman, Hays & Handler, LLP, 425 Park Avenue, New York, New York 10022, Attention: Mark S. Selinger, Esq. (Telecopier No. (212) 836-7246).

          10.3.  Submission to Jurisdiction. (a)  Any legal action or proceeding
                 --------------------------
with respect to this Stock Purchase Agreement or any of the transactions contemplated thereby may be brought against any of the parties in the courts of the State of New York or the United States for the Eastern District of New York; each of the parties hereby consents generally and unconditionally to the jurisdiction of the aforesaid courts (and the appropriate appellate courts) in any such legal action or proceeding.

          (b) Each of the parties hereto irrevocably waives, in connection with any such action or proceeding, any objection, including, without limitation, any objection to the laying of venue or based upon the grounds of forum non conveniens, which it may now or hereafter have to bringing of any such action or proceeding in such jurisdiction.

          (c) Each of the parties hereto hereby irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding anywhere in the world.

          (d) Nothing herein shall affect the right of any party hereto to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against any other party hereto in any other jurisdiction.

          10.4.  Assignment.  All of the terms and provisions of this Stock
                 ----------
Purchase Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. This Stock Purchase Agreement shall not be assignable or transferrable by any party hereto without the prior written consent of the other parties hereto.

          10.5.  Governing Law.  This Stock Purchase Agreement and (unless
                 -------------
otherwise provided) all amendments hereto and waivers hereunder shall be governed by the internal law of the State of New York without regard to the conflict of law principles thereof.

          10.6.  Incorporation of Exhibits and Schedules.  The Exhibits and
                 ---------------------------------------
Schedules attached hereto are incorporated into this Stock Purchase Agreement and shall be deemed a part hereof as if set forth herein in full. References herein to "this Stock Purchase Agreement" and the words "herein," "hereof," and words of similar import refer to this Stock Purchase Agreement (including its Exhibits and Schedules) as an entirety. In the event of any conflict between the provisions of this Stock Purchase Agreement and any such Exhibit or Schedule, the provisions of this Stock Purchase Agreement shall control.

          10.7.  Severability.  Any term or provision of this Stock Purchase
                 ------------
Agreement which is invalid or unenforceable will be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining rights of the Person intended to be benefitted by such provision or any other provisions of this Stock Purchase Agreement.

          10.8.  Counterparts.  This Stock Purchase Agreement may be executed in
                 ------------
two or more counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

          10.9.  Captions.  The captions in this Stock Purchase Agreement are
                 --------
for convenience of reference only and shall not be given any effect in the interpretation of this Stock Purchase Agreement.

          10.10. Publicity.  Any press release or other public announcement
                 ---------
(other than any report required to be filed with the Securities and Exchange Commission) concerning this Stock Purchase Agreement or the transactions contemplated hereby shall be submitted for review and comment by Robert Frank prior to its release to the public.

          10.11. Exclusive Agreement; Amendment.  This Stock Purchase Agreement
                 ------------------------------
supersedes all prior agreements among the parties with respect to its subject matter, is intended (with the documents referred to herein, including, without limitation the Exhibits and Schedules hereto and the Confidentiality Agreement) as a complete and exclusive statement of the terms of the agreement among the parties with respect thereto and cannot be amended or terminated except by a written instrument executed by the parties hereto. No party makes, and each party hereby expressly disclaims reliance upon any representations or warranties with respect to the transactions contemplated by this Stock Purchase Agreement other than those expressly set forth herein. Without limiting the generality of the foregoing, the Shareholders hereby disclaim any representation or warranty with respect to, and Purchaser hereby affirms that it has not relied upon, any information contained in the Confidential Information Memorandum with respect to the Company prepared by Oppenheimer or any data heretofore provided to Purchaser, whether in writing or orally, in separate presentations or memoranda of Oppenheimer, the Shareholders, the Company or any representative of any of the foregoing.

          IN WITNESS WHEREOF, the parties hereto have caused this Stock Purchase Agreement to be duly executed as of the date first written above.

                              T/SF INVESTMENT CO.

                              By:  /s/ J. Gary Mourton
                                 ---------------------------
                                  Name: J. Gary Mourton
                                  Title: President


                              REPRESENTATIVES


                               /s/   William Frank
                              ------------------------------
                              William Frank

                              42 Pound Ridge Road
                              Pound Ridge, New York 10576
                              Facsimile No.: (203) 321-2172


                                   /s/   Daniel Frank
                              -----------------------------
                              Daniel Frank

                              c/o Lattanzio Group
                              277 Park Avenue
                              New York, New York 10022
                              Facsimile No.: (212) 350-5060


Solely for the purposes of Section 10.1
of this Stock Purchase Agreement:

T/SF COMMUNICATIONS CORPORATION


By:   /s/ Howard G. Barnett, Jr.
   -----------------------------------------
   Name:  Howard G. Barnett, Jr.
   Title:  Chairman, President & CEO

                               Omitted Schedules

     The following schedules and exhibits to the Stock Purchase Agreement have been omitted, but the Registrant will furnish the schedules and exhibits supplementally to the Commission upon request:


                Description                           Schedules
                -----------                           ---------

     "Shareholders"                                   Schedule 1
     Audited and Adjusted Income Tax Returns          Schedule 6.10
     Employee Benefits                                Schedule 6.11
     Contracts and Agreements                         Schedule 6.13
     Insurance Policies                               Schedule 6.15
     Intangible Property                              Schedule 6.18

                                                      Exhibits
                                                      --------

     Opinion of Counsel to the Shareholders           Exhibit A
     Opinion of Counsel to Purchaser                  Exhibit B
     Indemnity Escrow Agreement                       Exhibit C
     Form of Contingent Price Promissory Note         Exhibit D
     Form of Base Price Promissory Note               Exhibit E
     CORSEARCH Special Bonus Plan                     Exhibit F
     Description of Operating Profit Bonus Program    Exhibit G

